Exhibit 2.1
Execution Version
Amendment No. 1

TO ARRANGEMENT Agreement and plan of merger
THIS AMENDMENT (this “Amendment”) is made and entered into as of October 1, 2024, by and among Triton Water Parent, Inc., a corporation incorporated under the laws of Delaware (“Parent”), Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned Subsidiary of Parent (“Holdings”), Triton Merger Sub 1, Inc., a corporation incorporated under the laws of Delaware and direct, wholly-owned Subsidiary of Holdings (“Merger Sub”), 1000922661 Ontario Inc., a corporation organized under the laws of the Province of Ontario and a direct, wholly-owned Subsidiary of Holdings (“Amalgamation Sub”), and Primo Water Corporation, a corporation organized under the laws of Ontario (the “Company” and, together with Parent, Holdings Merger Sub and Amalgamation Sub, the “Parties”). Reference is made to that certain Arrangement Agreement and Plan of Merger, dated June 16, 2024, by and among the Parties (the “Merger Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.
WHEREAS, pursuant to Section 10.7 of the Merger Agreement, the Merger Agreement may be amended by the Parties by action taken or authorized by the Company Board of Directors and the Parent Board of Directors; and
WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. Amendment of Section 2.3(c). Section 2.3(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:
“Section 2.3 The Subsequent Merger
(c) Certificate of Incorporation and Bylaws. At the Subsequent Merger Effective Time, (i) by virtue of the Subsequent Merger, the certificate of incorporation of Holdings, as in effect immediately prior to the Subsequent Merger Effective Time, shall be the certificate of incorporation of the Subsequent Surviving Company (the “New Holdings Certificate of Incorporation”) and (ii) the Parent Parties shall take all necessary actions so that the bylaws of Holdings, as in effect immediately prior to the Subsequent Merger Effective Time, shall be the bylaws of the Subsequent Surviving Corporation (the “New Holdings Bylaws”), in each case until thereafter changed or amended as provided therein or by applicable Law. Prior to the consummation of the Arrangement, Holdings shall take such actions as are necessary to cause its certificate of incorporation to be in the form of Exhibit E and to cause its bylaws to be in the form of Exhibit F, in each case, together with such changes thereto as are agreed among Holdings and the Company.”
2. Amendment of Exhibit E. The Form of New Holdings Certificate of Incorporation attached to the Merger Agreement as Exhibit E is hereby deleted in its entirety and replaced with Exhibit E attached hereto.
3. Amendment of Exhibit F. The Form of New Holdings Bylaws attached to the Merger Agreement as Exhibit F is hereby deleted in its entirety and replaced with Exhibit F attached hereto.
4. Amendment of Exhibit G. The Form of Stockholders Agreement attached to the Merger Agreement as Exhibit G is hereby deleted in its entirety and replaced with Exhibit G attached hereto.
5. Continuing Effect. Except as expressly amended hereby, the provisions of the Merger Agreement shall remain in full force and effect and be enforceable against the parties thereto in accordance with its terms.
6. Governing Law. This Amendment, and any dispute arising out of, relating to, or in connection with this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
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7. Counterparts. This Amendment may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
8. Miscellaneous. Section 10.1 (Notices), Section 10.2 (Expenses), Section 10.3 (No Assignment), Section 10.4 (Governing Law; Service of Process), Section 10.5 (Entire Agreement), Section 10.6 (No Third Party Beneficiaries), Section 10.7 (Amendment), Section 10.9 (Severability) and Section 10.11 (Injunctive Relief) shall apply mutatis mutandis to this Amendment.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

TRITON WATER PARENT, INC.

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Vice President

TRITON US HOLDCO, INC.

By:	/s/ Tony W. Lee
Name:	Tony W. Lee
Title:	Secretary and Treasurer

TRITON MERGER SUB 1, INC.

By:	/s/ Hih Song Kim
Name:	Hih Song Kim
Title:	Executive Vice President, General Counsel and Corporate Secretary

1000922661 ONTARIO INC.

TRITON WATER PARENT HOLDINGS, LP

By:	/s/ Hih Song Kim
Name:	Hih Song Kim
Title:	Director

[Signature Page to Amendment No. 1 to Arrangement Agreement and Plan of Merger]

PRIMO WATER CORPORATION

By:	/s/ Marni Poe
Name:	Marni Poe
Title:	Chief Legal Officer and Secretary

[Signature Page to Amendment No. 1 to Arrangement Agreement and Plan of Merger]

Exhibit E

(See Attached)

FORM OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

[COMPANY NAME]1
The present name of the corporation is [•] (the “Corporation”). The Corporation was incorporated under the name “[•]” by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on [•] (as amended prior to the date hereof, the “Original Certificate”). This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), which amends, restates and integrates the provisions of the Original Certificate, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of the Corporation’s stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Original Certificate is hereby amended, integrated and restated to read in its entirety as follows:
ARTICLE I
NAME
The name of the Corporation is [•].
ARTICLE II
REGISTERED OFFICE AND AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.
ARTICLE III
PURPOSE AND DURATION
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended and supplemented from time to time, the “DGCL”). The Corporation is to have a perpetual existence.
ARTICLE IV
CAPITAL STOCK
The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000,000,000, which shall be divided into three classes as follows:
800,000,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”);
100,000,000 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”)2; and
100,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).
Section 1. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board”) and outstanding from time to time in accordance with the terms of this Certificate of Incorporation.
[1]
NTD: Unless a certificate of amendment is filed first with the name change, the initial name of the holding company will be used in the header, the introductory paragraphs and the signature block. The new name of the company would solely be in Article I.

[2]
NTD: To the extent that the Beneficial Ownership Sunset Time shall occur prior to the Effective Time, this Certificate of Incorporation shall be revised to provide for the issuance of a single class of common stock (Class A) and all provisions relating to the Class B common stock shall be removed.

Section 2. Except as otherwise provided herein or expressly required by law, each holder of Class A Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter; provided, that prior to the Beneficial Ownership Sunset Time (as defined below), Triton Water Parent Holdings, LP (the “Initial ORCP Stockholder”) or any other investment funds Affiliated (as defined below) with One Rock Capital Partners, LLC (collectively, “ORCP”) and ORCP’s Affiliates (as defined below), including any group (as defined in Rule 13d-3 of the Exchange Act (as defined below), each, a “Group”) that includes ORCP or its Affiliates (such Groups, collectively with ORCP and its Affiliates, the “ORCP Group”) may not, collectively, vote more than 49.0% of the shares of Class A Common Stock then outstanding.
Section 3. Except as otherwise provided herein or expressly required by law, (a) holders of Class B Common Stock, as such, shall not be entitled to vote on the election, appointment or removal of directors of the Corporation, and (b) each holder of Class B Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders, other than the election, appointment or removal of directors, and shall be entitled to one vote for each share of Class B Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Shares of Class B Common Stock shall not be included in determining the number of shares of Common Stock voting or entitled to vote on the election, appointment or removal of directors of the Corporation.
Section 4. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.
Section 5. Except as expressly set forth in (a) Section 3 of this Article IV with respect to voting rights and (b) Article V with respect to conversion rights, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally to, share ratably with and be identical in all respects as to all matters. If the Corporation in any manner subdivides or combines the shares of Class A Common Stock, then the shares of Class B Common Stock will be subdivided or combined in the same proportion and manner, and if the Corporation in any manner subdivides or combines the shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.
Section 6. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide from time to time, by resolution or resolutions, for the creation and issuance, out of the authorized and unissued shares of Preferred Stock, of one or more series of Preferred Stock by filing a certificate of designation relating thereto with the Secretary of State of the State of Delaware pursuant to the DGCL, setting forth such resolution or resolutions and, with respect to each such series, establishing the designation of such series and the number of shares to be included in such series and fixing the terms of such series, the voting powers (full or limited, or no voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, and subject to the rights of the holders of any series of Preferred Stock then outstanding, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series to the extent permitted by law and this Certificate of Incorporation. The terms, voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock may be different from those of any and all other series at any time outstanding. Unless otherwise provided in the certificate of designation establishing a series of Preferred Stock, the Board may, by resolution or resolutions, increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of such series of Preferred Stock and, if the number of shares of such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series of Preferred Stock.
Section 7. Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). Except as otherwise expressly provided in this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock so authorized in accordance with this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).
Section 8. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board in its discretion shall determine, and the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, identically and ratably, on a per share basis, in such dividends as may be declared by the Board from time to time with respect to the Common Stock out of the assets legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable.
Section 9. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.
Section 10. In the case of any consolidation or merger of the Corporation with or into any other entity or any conversion, domestication, transfer or continuance of the Corporation, the holders of shares of Class A Common Stock or Class B Common Stock shall be treated identically and ratably on a per share basis with respect to any consideration into which such shares are converted or any such consideration paid or otherwise distributed to the stockholders.
Section 11. The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) without a separate class vote of the holders of Class A Common Stock, Class B Common Stock, or Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto).
ARTICLE V
CONVERSION RIGHTS
Section 1. Following the earliest to occur of (a) the repayment or redemption in full of both series of the Primo Notes in accordance with the terms and conditions of the Primo Indentures, (b) 11:59 P.M. Eastern Time on April 30, 2029 or (c) the waiver of (or amendment to render inapplicable) the “change of control” provisions in each of the Primo Indentures by holders of a majority of the aggregate principal amount then outstanding of each series of the Primo Notes (such time on which the earliest event occurs, the “Beneficial Ownership Sunset Time”), all of the shares of Class B Common Stock shall automatically, and without any further action on the part of the holders of the Class B Common Stock, convert into an equal number of shares of Class A Common Stock. As promptly as practicable thereafter, the Corporation shall provide notice to the converting holder(s) of Class B Common Stock of such event and the resulting conversion of Class B Common Stock to Class A Common Stock pursuant to this Article V.
Section 2. Prior to the Beneficial Ownership Sunset Time, each share of Class A Common Stock held by a member of the ORCP Group may be converted into one share of Class B Common Stock at any time at the option of such holder.

Section 3. Subject to Section 1 and Section 4 of this Article V, each share of Class B Common Stock may be converted into one share of Class A Common Stock at any time at the option of the holder.
Section 4. Prior to the Beneficial Ownership Sunset Time, the Corporation shall not effect any conversion of shares of Class B Common Stock into shares of Class A Common Stock and no holder of Class B Common Stock shall be entitled to convert shares of Class B Common Stock into shares of Class A Common Stock to the extent that, after giving effect to such conversion, any Person (as defined below), Group or any of their respective Affiliates would beneficially own in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Class A Common Stock beneficially owned by any such Person, Group or any of their respective Affiliates shall include the number of shares of Class A Common Stock issuable upon conversion of the Class B Common Stock with respect to which such conversion is being requested, but shall exclude shares of Class A Common Stock that would be issuable upon (x) conversion of the remaining, unconverted shares of Class B Common Stock beneficially owned by such Person, Group or any of their respective Affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation beneficially owned by such Person, Group or any of their respective Affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.
Section 5. Prior to the Beneficial Ownership Sunset Time, if any transfer, issuance or other event occurs that, if effective, would result in the ORCP Group beneficially owning in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding immediately after such transfer, issuance or other event, (i) then that number of shares of Class A Common Stock that would otherwise cause the ORCP Group to beneficially own in excess of 49.0% of the shares of Class A Common Stock of the Corporation outstanding (rounded up to the nearest whole share) shall be automatically converted into shares of Class B Common Stock or, (ii) if, for any reason, the conversion described in clause (i) of this sentence is not automatically effective as provided therein to prevent the ORCP Group from beneficially owning more than 49.0% of the shares of Class A Common Stock then outstanding, then the transfer, issuance or other event that otherwise would cause the ORCP Group to beneficially own more than 49.0% of the shares of Class A Common Stock then outstanding shall be void ab initio and the ORCP Group shall have no rights in respect of such additional shares of Class A Common Stock.
Section 6. In connection with any conversion of shares of Class A Common Stock into shares of Class B Common Stock or Class B Common Stock into shares of Class A Common Stock pursuant to this Article V, if reasonably required by the Corporation’s transfer agent, the Corporation shall, as promptly as practicable, deliver or cause to be delivered to such transfer agent any opinions, authorizations, certificates and/or directions in order to authorize and direct the transfer agent to issue such shares of Common Stock in accordance with the provisions of this Article V.
Section 7. Upon any conversion of shares of Class A Common Stock into shares of Class B Common Stock or shares of Class B Common Stock into shares of Class A Common Stock pursuant to this Certificate of Incorporation, the holder shall surrender each certificate or certificates (if shares are in certificated form) representing the shares being converted, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at its principal corporate office stating the name or names in which the certificate or certificates representing the shares issued upon such conversion are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock or Class B Common Stock, as the case may be (if such shares are certificated), to which such holder shall be entitled as aforesaid or, if such shares are uncertificated, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately upon the occurrence of any event described in Section 1, Section 2 or Section 3 of this Article V, and the Person or Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date.
Section 8. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, the number of shares of Class A Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class B Common Stock. Prior to the Beneficial Ownership Sunset Time, the Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, the number of shares of Class B Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding shares of Class A Common Stock then held by the ORCP Group. The Corporation covenants that all shares issued upon any such conversion will, upon issuance, be validly issued, fully paid and non-assessable.
Section 9. In the event any shares of Class B Common Stock shall be converted into shares of Class A Common Stock pursuant to this Article V, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.
ARTICLE VI
BOARD OF DIRECTORS
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
Section 1. Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board.
Section 2. (a) Except as otherwise provided for or fixed pursuant to (a) the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) or (b) this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors the Total Number of Directors (as defined below) shall be determined from time to time exclusively by resolution adopted by the Board; provided, however, that for so long as at least one Sponsor Stockholder (as defined below) qualifies as a Nominating Sponsor Stockholder (as defined below), unless otherwise requested in writing by the ORCP Stockholders (as defined below), the Total Number of Directors shall be fixed at the number of directors included in the table below that corresponds with the Beneficial Ownership (as defined below) of Class A Common Stock by the Nominating Sponsor Stockholders (subject to clause (b) below):

Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders	Total Number of Directors
53% or greater	15
Less than 53%, but greater than or equal to 45%	15
Less than 45%, but greater than or equal to 40%	14
Less than 40%, but greater than or equal to 35%	13
Less than 35%, but greater than or equal to 30%	12
Less than 30%, but greater than or equal to 25%	12
Less than 25%, but greater than or equal to 15%	12
Less than 15%, but greater than or equal to 5%	12
Less than 5%	11

(b) For so long as a Sponsor Stockholder (other than a Specified Mutual Fund) Beneficially Owns greater than or equal to five percent (5%) of the outstanding Class A Common Stock, such Sponsor Stockholder shall have certain director nomination rights (each such Sponsor Stockholder, a “Nominating Sponsor Stockholder” and collectively, the “Nominating Sponsor Stockholders”). The Nominating Sponsor Stockholders shall have the right, but not the obligation, to nominate a number of individuals for election to the Board equal to the Sponsor Board Representation Number (with each of such individuals being nominated by the applicable Nominating Sponsor Stockholder as such Nominating Sponsor Stockholder shall from time to time designate in writing to the Corporation) and who are reasonably acceptable to the Unaffiliated Directors (each, a “Sponsor Nominee”); provided, that a Sponsor Nominee who is a senior employee or operating executive of a Nominating Sponsor Stockholder shall be considered to be reasonably acceptable to the Unaffiliated Directors. For the avoidance of doubt, the Unaffiliated Directors may determine that a Sponsor Nominee is not reasonably acceptable if such Sponsor Nominee is a Competing Director. The Sponsor Board Representation Number shall be equal to that number of directors included in the table below that corresponds with the collective Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders that is included in the table below, based on the percentages shown below of shares of Class A Common Stock Beneficially Owned by the Nominating Sponsor Stockholders in the aggregate:

Beneficial Ownership of Class A Common Stock by the Nominating Sponsor Stockholders	Sponsor Board Representation Number
53% or greater	8
Less than 53%, but greater than or equal to 45%	7
Less than 45%, but greater than or equal to 40%	6
Less than 40%, but greater than or equal to 35%	5
Less than 35%, but greater than or equal to 30%	4
Less than 30%, but greater than or equal to 25%	3
Less than 25%, but greater than or equal to 15%	2
Less than 15%, but greater than or equal to 5%	1
Less than 5%	0

In the event that more than one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder pursuant to this Section 2(b), such Sponsor Nominees shall be allocated among the Nominating Sponsor Stockholders as determined by the ORCP Stockholders in their sole discretion, provided, however, that (i) without the consent of the Unaffiliated Directors, in no event shall the Nominating Sponsor Stockholders that are not ORCP Stockholders have the right to designate more than one Sponsor Nominee in the aggregate, (ii) in the event that the aggregate number of Sponsor Nominees is limited pursuant to the preceding clause (i) (so as to be a lower number than it would have been but for the application of such clause), then (x) the aggregate number of Sponsor Nominees shall be the sum of (A) the Sponsor Nominees the ORCP Stockholders are entitled to designate according to the Beneficial Ownership of Class A Common Stock by the ORCP Stockholders without regard for the holdings of other Nominating Sponsor Stockholders, plus (B) the additional Sponsor Nominee designated by the other Nominating Sponsor(s), (y) the aggregate Sponsor Board Representation Number included in the table above shall be deemed reduced to give effect to such limitation and (z) the Total Number of Directors, as determined pursuant to Section 2(a), shall be correspondingly reduced, and (iii) in no event shall the total number of Sponsor Nominees exceed the Sponsor Board Representation Number. In the event that the ORCP Stockholders intend to allocate the right to designate a director nominee to a Nominating Sponsor Stockholder that is not an ORCP Stockholder as contemplated by the immediately preceding sentence, the ORCP Stockholders shall (i) provide notice to the Unaffiliated Directors regarding such determination and (ii) if such designee is intended to replace a director previously designated to the Board by the ORCP Stockholders, then the ORCP Stockholders shall notify the Unaffiliated Directors which director nominee designated by the ORCP Stockholders such designee will replace. Notwithstanding the foregoing, (i) in the event that a Nominating Sponsor Stockholder ceases to Beneficially Own greater than or equal to 5% of the outstanding Class A Common Stock, such Sponsor Stockholder shall cease to be a Nominating Sponsor Stockholder for purposes of this Section 2 and shall no longer have the right to nominate any Sponsor Nominees; (ii) in no event shall the ORCP Stockholders be entitled to nominate a majority of the Total Number of Directors pursuant to this Section 2 if doing so would violate the terms of either of the Primo Indentures; and (iii) for so long as the Initial ORCP Stockholder is entitled to nominate a number of Sponsor Nominees representing less than a majority of the Total Number of Directors, the Nominating Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.
(c) For so long as the Sponsor Stockholders have the right to nominate any Sponsor Nominees, in connection with each election of directors, (i) the Corporation shall nominate each such Sponsor Nominee for election as a director as part of the slate that is included in the proxy statement (or consent solicitation or similar document) of the Corporation relating to the election of directors, and shall provide the highest level of support for the election of each such Sponsor Nominee as it provides to any other individual standing for election as a director as part of the Corporation’s slate of directors, and (unless the Board determines in good faith that such actions would violate the directors’ fiduciary duties under applicable law) the Board shall recommend that the stockholders of the Corporation elect to the Board each such Sponsor Nominee, and (ii) the Corporation shall include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Corporation relating to the election of directors, subject to the last sentence of this paragraph, only (1) the Sponsor Nominees nominated by the Nominating

Sponsor Stockholders in accordance with Section 2(b) and (2) the other director nominees nominated by the Unaffiliated Directors (or a committee thereof). For so long as the Sponsor Stockholders have the right to nominate any Sponsor Nominees, the Board (and any committee thereof) shall not nominate (and the Corporation shall not include in the slate that is included in the proxy statement (or consent solicitation or similar document) of the Corporation relating to the election of directors) a number of nominees for any election of directors that exceeds the Total Number of Directors on the Board. For the avoidance of doubt, nothing herein shall prevent the Corporation from including director nominees submitted by stockholders for inclusion in the Corporation’s proxy statement under proxy access or similar rules under the Exchange Act.
(d) If the Nominating Sponsor Stockholders have nominated fewer directors than the Sponsor Board Representation Number, the Nominating Sponsor Stockholders shall have the right, at any time, to nominate such additional number of Sponsor Nominees to which they are entitled pursuant to Section 2(b). In such event, the Corporation shall take all necessary action to: (i) increase the size of the Board if required to enable the Nominating Sponsor Stockholders to so nominate such additional Sponsor Nominees and (ii) designate such additional Sponsor Nominees nominated by the Nominating Sponsor Stockholders to fill such newly created directorships, as applicable; provided, however, that the number of authorized directors shall not exceed the Total Number of Directors.
(e) If, from time to time, the Sponsor Board Representation Number shall decrease as a result of a decrease in the Beneficial Ownership of Class A Common Stock of a Nominating Sponsor Stockholder and the applicable number of Sponsor Nominees have resigned from the Board, the Total Number of Directors shall be reduced accordingly pursuant to Section 2(a). Subject to the immediately foregoing sentence, in the event that a Sponsor Nominee shall cease to serve as a director for any reason (including any removal thereof), the applicable Nominating Sponsor Stockholder shall have the right to fill any vacancy resulting therefrom with another Sponsor Nominee and the Corporation shall take all necessary action to fill such vacancy with the Sponsor Nominee and shall take the actions set forth in Section 2(c) with respect to such Sponsor Nominee (and, for the avoidance of doubt, such director seat shall remain vacant until such vacancy is filled in accordance with this Section 2(e)). For the avoidance of doubt, it is understood that the failure of the stockholders of the Corporation to elect any Sponsor Nominee shall not affect the right of the applicable Nominating Sponsor Stockholder to nominate the Sponsor Nominee for election pursuant to this Section 2(e) in connection with any future election of directors. During the 24-month period following [•]3, a vacancy created by an Unaffiliated Director ceasing to serve as a director for any reason (including any removal thereof) shall be filled by the Unaffiliated Directors with an individual chosen by the Unaffiliated Directors who is reasonably acceptable to the Initial ORCP Stockholder (such acceptance not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following [•]4, a vacancy created by an Unaffiliated Director ceasing to serve as a director for any reason (including any removal thereof) shall be filled by the Board with, so long as the Initial ORCP Stockholder is entitled to appoint at least two directors, an individual chosen by the Board who is reasonably acceptable to the Initial ORCP Stockholder (such acceptance not to be unreasonably withheld, conditioned or delayed).
(f) In accordance with this Certificate of Incorporation and the Bylaws, (i) the Board shall establish and maintain an audit committee of the Board, as well as all other committees of the Board required in accordance with applicable law and stock exchange regulations, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board.
(g) Subject to Section 2(c) and (d), for so long as the ORCP Stockholders have the right to nominate at least one (1) Sponsor Nominee, the ORCP Stockholders shall have the right, but not the obligation, to designate a number of members to each committee of the Board equal to the lesser of (A) two directors or (B) the number of directors that is proportionate (rounding up to the whole director) to the number of Sponsor Nominees that the ORCP Stockholders are entitled to nominate to the Board under this Article VI (it being understood that for so long as the ORCP Stockholders Beneficially Own greater than or equal to 45% of the outstanding Class A Common Stock, the ORCP Stockholders shall have the right to designate at least half of the members of each committee); provided, that any such designee or designees shall be a director, shall be qualified to serve on the applicable committee under applicable law and stock exchange listing standards, and shall qualify as “independent” under applicable stock exchange listing standards and the rules and regulations of the SEC. Any additional committee members shall be determined by the Board.
[3]	NTD: Date of Effective Time to be inserted.
[4]	NTD: Date of Effective Time to be inserted.

(h) The Sponsor Nominees designated to serve on a committee of the Board shall have the right to remain on such committee until the next election of directors, regardless of the Sponsor Board Representation Number following such designation, subject to the first sentence of Section 2(e), in which case the Sponsor Nominees may designate a different Sponsor Nominee to serve on such committee until such time. Unless the ORCP Stockholders notify the Corporation otherwise prior to the time the Board takes action to change the composition of a committee, and to the extent the Sponsor Board Representation Number is such that the ORCP Stockholders have the right pursuant to this Section 2(g) to nominate a committee member at the time the Board takes action to change the composition of any such committee, any Sponsor Nominee currently designated by the ORCP Stockholders to serve on a committee shall be presumed to be re-designated for such committee. If the ORCP Stockholders have designated less than the number of directors to serve on one or more committees to which they are entitled, the ORCP Stockholders shall have the right, at any time, to designate such (or such additional number of) Sponsor Nominees to committees to which they are entitled.
(i) If at any time a Sponsor Nominee serving on the Board becomes a Competing Director and such Sponsor Nominee has resigned from the Board, the applicable Nominating Sponsor Stockholders shall have the right to fill the resulting vacancy, including, in the case of the ORCP Stockholders, on any applicable committee of the Board, and the Corporation shall take all necessary action to fill such vacancy with the new Sponsor Nominee (and, for the avoidance of doubt, such director seat shall remain vacant until such vacancy is filled in accordance with this paragraph (h)).
Section 3. Directors of the Corporation shall be elected annually for terms of one year and any such director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her death, resignation, retirement, disqualification or removal from office.
Section 4. Subject to any special rights of the holders of one or more outstanding series of Preferred Stock, any or all of the directors may be removed with or without cause only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors; provided, however, that prior to the Trigger Event (as defined below), any of the directors nominated by a Sponsor Stockholder may be removed with or without cause by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of voting stock of the Corporation entitled to vote on the election of directors.
Section 5. Except as otherwise expressly required by law, and subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to Section 2, any vacancies on the Board resulting from death, resignation, disqualification, removal, retirement or other causes (if the size of the Board is not to be reduced as specified in Article VI) and any newly created directorships resulting from any increase in the number of directors shall be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders; provided, however, that prior to the Trigger Event, and except as otherwise expressly required by law, and subject to any special rights of the holders of one or more outstanding series of Preferred Stock or the rights granted pursuant to Article VI, any vacancies on the Board resulting from death, resignation, disqualification, removal, retirement or other causes of a director nominated by a Sponsor Stockholder (if the size of the Board is not to be reduced as specified in Article VI) shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the stockholders. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 6. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the special right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (a) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of additional directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to the Certificate of Incorporation (including any certificate of designation establishing such series of Preferred Stock), and (b) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to the certificate of designation establishing such series of Preferred Stock, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation (including any certificate of designation establishing any series of Preferred Stock), whenever the holders of any series of Preferred Stock having the special right to elect additional directors are divested of such right pursuant to this Certificate of Incorporation (including pursuant to any such certificate of designation), the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification, retirement or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be reduced accordingly.
Section 7. The directors of the Corporation need not be elected by written ballot unless the amended and restated bylaws of the Corporation (as in effect from time to time, the “Bylaws”) so provide.
Section 8. Except as may otherwise be set forth in the resolution or resolutions of the Board providing for the issuance of one or more series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.
ARTICLE VII
STOCKHOLDERS
Section 1. At any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228 of the DGCL. From and after the Trigger Event, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation (and may not be effected by any consent in lieu of a meeting); provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation relating to such series of Preferred Stock.
Section 2. Except as otherwise required by law and subject to any special rights of the holders of one or more series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, for any purpose or purposes, at any time only by or at the direction of the Board or the Chair of the Board, and such special meetings may not be called by stockholders or any other Person or Persons; provided, however, that prior to the Trigger Event, special meetings of stockholders of the Corporation shall also be called, for any purpose or purposes, at any time by or at the direction of the Board or the Chair of the Board at the request of ORCP.
Section 3. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE VIII
LIABILITY
Section 1. No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.
Section 2. Neither any amendment nor repeal of this Article VIII, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE IX
CERTAIN STOCKHOLDER RELATIONSHIPS
Section 1. In recognition and anticipation that (a) certain directors, principals, members, officers, associated funds, employees and/or other representatives of the Sponsor Stockholders (as defined below) and their Affiliates may serve as directors, officers or agents of the Corporation, (b) the Sponsor Stockholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (c) members of the Board who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article IX are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of (i) the Sponsor Stockholders or any of their Affiliates or (ii) any Non-Employee Director or his or her Affiliates (the Persons identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.
Section 2. None of the Identified Persons shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (a) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (b) competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation, except as provided in Section 4 of this Article IX. Subject to Section 4 of this Article IX, in the event that any Identified Person acquires knowledge of a potential transaction or other matter or business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no fiduciary duty or other duty (contractual or otherwise) to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, offers or directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Corporation or any of its Affiliates.
Section 3. The Corporation and its Affiliates do not have any rights in and to the business ventures of any Identified Person, or the income or profits derived therefrom, and the Corporation agrees that each of the Identified Persons may do business with any potential or actual customer or supplier of the Corporation or may employ or otherwise engage any officer or employee of the Corporation.
Section 4. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such Person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 2 of this Article IX shall not apply to any such corporate opportunity.
Section 5. In addition to and notwithstanding the foregoing provisions of this Article IX, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (a) the Corporation is neither financially or legally able, nor contractually permitted, to undertake, (b) from its nature, is not in the line of the Corporation’s business (or is not under development and projected to grow into a material business for the Corporation) or is of no practical advantage to the Corporation or (c) is one in which the Corporation has no interest or reasonable expectancy.
Section 6. For purposes of this Article IX, “Affiliate” shall mean (a) in respect of any Sponsor Stockholder, any Person that, directly or indirectly, is controlled by such Sponsor Stockholder, controls such Sponsor Stockholder or is under common control with such Sponsor Stockholder and shall include (i) any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any Person that is controlled by the Corporation) and (ii) any funds or vehicles advised by Affiliates of such Sponsor Stockholder, (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any Person that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.
Section 7. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX. Neither the alteration, amendment, addition to or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article IX, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.
ARTICLE X
AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS
Section 1. Subject to the provisions of this Article X, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock) or applicable law, the following provisions of this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Article VI, Article VII, Article VIII, this Article X or Article XI. From and after the Trigger Event, notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of stock required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock) or applicable law, the following provisions of this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Section 6 of Article IV, or Article IX. For so long as any shares of Class B Common Stock are outstanding, (a) none of Section 5 or Section 10 of Article IV or Section 8 or Section 9 of Article IV (as they relate to the equal treatment of the Class B Common Stock) shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise), in whole or in part, without the unanimous vote of the holders of the outstanding shares of Class B Common Stock and (b) none of Section 3 of Article IV, Article V or this proviso of Article X shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise), in whole or in part, without (i) the affirmative vote of the holders of a majority in voting power of all the then-outstanding shares of Class A Common Stock plus (ii) the unanimous vote of the holders of the outstanding shares of Class B Common Stock.
Section 2. The Board is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the Bylaws without the consent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of capital stock of the Corporation required by this Certificate of Incorporation (including any certificate of designation in respect of one or more series of Preferred Stock), by the Bylaws or applicable law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE XI
DGCL SECTION 203 AND BUSINESS COMBINATIONS
Section 1. The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL.
Section 2. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:
a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
Section 3. The restrictions contained in this Article XI shall not apply if a stockholder becomes an interested stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (b) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
Section 4. For purposes of this Article XI, references to:
a) “Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other person of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.
c) “ORCP Direct Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any of the ORCP Group beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.
d) “ORCP Indirect Transferee” means any person that acquires (other than in a registered public offering or through a broker’s transaction executed on any securities exchange or other over-the-counter market) directly from any ORCP Direct Transferee or any other ORCP Indirect Transferee beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation.
e) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
i. any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (A) with the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other person if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 2 of this Article XI is not applicable to the surviving entity;

ii. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
iii. any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (C)-(E) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
iv. any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
v. any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (i)-(iv) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
f) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other person shall be presumed to have control of such person, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such person.
g) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the Affiliates and associates of such person; but “interested stockholder” shall not include or be deemed to include, in any case, (A) ORCP, [•]5 or any of their respective current and future Affiliates (so long as such Affiliates remain an Affiliate) or successors or any “group,” or any member of any such group, to which such persons are a party under Rule 13d-5 of the Exchange Act, or (B) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of any action taken solely by the Corporation, provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further
[5]
NTD: To include ORCP Direct Transferees or ORCP Indirect Transferees which acquire beneficial ownership of 5% or more of the then-outstanding voting stock of the Corporation prior to the Closing, if any, other than the Specified Mutual Funds (terms as defined in the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024).

corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
h) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its Affiliates or associates:
i. beneficially owns such stock, directly or indirectly; or
ii. has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s Affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or
iii. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (ii) of the definition of “owner” above), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or associates beneficially own, directly or indirectly, such stock.
i) “person” means any individual, corporation, partnership, unincorporated association or other entity.
j) “stock” means, with respect to any corporation, capital stock and, with respect to any other person, any equity interest.
k) “voting stock” means stock of any class or series entitled to vote generally in the election of directors.
ARTICLE XII
MISCELLANEOUS
If any provision or provisions of this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, any certificate of designation relating to any series of Preferred Stock and each portion of any paragraph of this Certificate of Incorporation or certificate of designation containing any such provision or provisions held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
When the terms of this Certificate of Incorporation refer to a specific agreement or other document or a decision by any body or Person that determines the meaning or operation of a provision hereof, the secretary of the Corporation shall maintain a copy of such agreement, document or decision at the principal executive offices of the Corporation and a copy thereof will be provided free of charge to any stockholder who makes a request therefor. Unless expressly provided herein or the context otherwise requires, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein).
ARTICLE XIII
DEFINITIONS
As used in this Certificate of Incorporation, except as otherwise expressly provided herein and unless the context requires otherwise, the following terms shall have the following meanings:
“Affiliate” means, other than as set forth in Article IX and Article XI, with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter existing that is managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle, other than any such vehicle formed for a single investor (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such specified Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.
“Beneficial Ownership” other than as set forth in Section 4 of Article V, means ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; provided, that, for purposes of Section 2 of Article VI, Beneficial Ownership of Class A Common Stock shall not include any shares of Class A Common Stock issuable upon conversion of Class B Common Stock prior to the actual conversion into shares of Class A Common Stock thereof. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.
“Competing Director” means any Sponsor Nominee who serves as an officer, director, partner, member, or employee for any business that competes in any material respect with the Corporation or its Subsidiaries, if a majority of the independent directors determines in good faith that such Sponsor Nominee’s continued service on the Board would constitute a violation of the Corporation’s bona fide conflict-of-interest policies, as applied consistently with respect to all actual or potential Directors; provided, however, that ORCP and its affiliated Funds and other Affiliates (excluding any portfolio companies controlled by Funds advised by ORCP that so compete) will not be considered businesses that compete with the Corporation or its Subsidiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations).
“Mutually Agreed Director” means the one director mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder to serve on the Board.
“ORCP Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees that are Affiliates of the Initial ORCP Stockholder that are directly or indirectly controlled by the Person or Persons or their respective Affiliates who control the Initial ORCP Stockholder. Unless the Corporation is otherwise notified in writing by the Initial ORCP Stockholder, the Initial ORCP Stockholder shall at all times serve as the designated representative to act on behalf of the ORCP Stockholders for purposes of Article VI and shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of Article VI; provided, however, that if the Initial ORCP Stockholder elects in its sole discretion to cease to serve as the designated representative of the ORCP Stockholders, then the Initial ORCP Stockholder or, in the absence of the Initial ORCP Stockholder doing so, a majority in interest of the members of the ORCP Stockholders at such time shall designate and appoint one member of the ORCP Stockholders to serve as the designated representative of the ORCP Stockholders for purposes of Article VI, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of Article VI. The Corporation and the Sponsor Stockholders shall be entitled to rely on all actions taken by the Initial ORCP Stockholder or such designee on behalf of the ORCP Stockholders.
“Permitted Transferee” means, with respect to any Sponsor Stockholder, (i) any Affiliate of such Sponsor Stockholder, (ii) any director, officer or employee of any Affiliate of such Sponsor Stockholder, (iii) any direct or indirect member or general or limited partner of such Sponsor Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such Sponsor Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), or (iv) any other Transferee designated as a Permitted Transferee by the ORCP Stockholders.
“Person” means, other than as set forth in Section 4 of Article XI, means an individual, corporation, partnership, limited liability company, joint venture, association trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act), and shall include any successor (by merger or otherwise) of such entity.
“Primo Indentures” means, collectively, (a) the Indenture, dated as of October 22, 2020 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holdings Inc.’s 3.875% Senior Notes due 2028, and (b) the Indenture, dated as of April 30, 2021 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holdings Inc.’s 4.375% Senior Notes due 2029.
“Primo Notes” means, collectively, Primo Water Holding Inc.’s 3.875% Senior Notes due 2028 and 4.375% Senior Notes due 2029, in each case, issued pursuant to the Primo Indentures.
“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities, in each case, now or hereafter issued by the Corporation, together with any options, warrants or other rights thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
“Sponsor Board Representation Number” means, at any time of determination, the Total Number of Directors that the Nominating Sponsor Stockholders shall have the right to nominate for election to the Board.
“Sponsor Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees.
“Sponsor Stockholder Transferee” means a Permitted Transferee (other than pursuant to clause (iii) of the definition of “Permitted Transferee”) of (i) the Initial ORCP Stockholder or (ii) an Affiliate of the Initial ORCP Stockholder, in each case, (x) to which is Transferred any shares of Common Stock by the Initial ORCP Stockholder or a Permitted Transferee of the Initial ORCP Stockholder and (y) which becomes a party hereto by executing a joinder agreement to the Stockholders Agreement; provided that any Person that is a Sponsor Stockholder Transferee that is a Permitted Transferee pursuant to clause (iv) of the definition of Permitted Transferee, shall only be considered a Sponsor Stockholder for purposes of Article VI hereof if such Permitted Transferee is either (x) a Permitted Sell-Down Transferee that is not a Specified Mutual Fund (each as defined in the Arrangement Agreement and Plan of Merger in the form executed and delivered as of June 16, 2024) or (y) approved by the Unaffiliated Directors (such approval not to be unreasonably withheld, conditioned or delayed).
“Stockholders Agreement” means the Stockholders Agreement, dated as of [•], between the Corporation and Triton Water Parent Holdings, LP, a Delaware limited partnership, as it may be amended and/or restated from time to time in accordance with its terms.
“Total Number of Directors” means, at any time of determination, the total authorized number of directors comprising the Board; provided, that for so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder pursuant to Section 2(b) of Article VI, unless otherwise requested by ORCP and subject to Section 2(b) of Article VI, the Total Number of Directors shall be fixed at the number of directors included in Section 2(a) that corresponds with the Nominating Sponsor Stockholders’ collective Beneficial Ownership of Class A Common Stock at such time.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under the Stockholders Agreement.
“Transferee” means the recipient of a Transfer.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A Common Stock. For the purpose of this Certificate of Incorporation, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.
“Unaffiliated Directors” means a committee of the members of the Board who are not the Mutually Agreed Director or a Sponsor Nominee, acting by majority vote.
* * * *

IN WITNESS WHEREOF, [Company Name] has caused this Certificate of Incorporation to be executed by its duly authorized officer on this   day of   .

[COMPANY NAME]

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

Exhibit F
(See Attached)

Form of Amended and Restated Bylaws of

(a Delaware corporation)

as of     )

Table of Contents

Article I – Corporate Offices		A-2-28

1.1	Registered Office	A-2-28
1.2	Other Offices	A-2-28

Article II – Meetings of Stockholders		A-2-28

2.1	Place of Meetings	A-2-28
2.2	Annual Meeting	A-2-28
2.3	Special Meetings	A-2-28
2.4	Notice of Business to be Brought Before a Meeting	A-2-28
2.5	Notice of Nominations for Election to the Board of Directors	A-2-32
2.6	Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors	A-2-34
2.7	Action by Written Consent in Lieu of a Meeting	A-2-36
2.8	Notice of Stockholders’ Meetings	A-2-36
2.9	Quorum	A-2-36
2.10	Adjourned Meeting; Notice	A-2-36
2.11	Organization; Conduct of Business	A-2-36
2.12	Voting	A-2-37
2.13	Record Date for Stockholder Meetings and Other Purposes	A-2-37
2.14	Proxies	A-2-38
2.15	List of Stockholders Entitled to Vote	A-2-38
2.16	Inspectors of Election	A-2-38
2.17	Delivery to the Corporation	A-2-39

Article III – Directors		A-2-39

3.1	Powers	A-2-39
3.2	Number of Directors	A-2-39
3.3	Election, Qualification and Term of Office of Directors	A-2-39
3.4	Chairperson of the Board.	A-2-39
3.5	Lead Independent Director.	A-2-39
3.6	Resignation and Vacancies	A-2-39
3.7	Place of Meetings; Meetings by Telephone	A-2-40
3.8	Regular Meetings	A-2-40
3.9	Special Meetings; Notice	A-2-40
3.10	Quorum	A-2-40
3.11	Board Action by Written Consent without a Meeting	A-2-40
3.12	Fees and Compensation of Directors	A-2-41

Article IV – Committees		A-2-41

4.1	Committees of Directors	A-2-41
4.2	Committee Minutes	A-2-41
4.3	Meetings and Actions of Committees	A-2-41
4.4	Subcommittees	A-2-41
4.5	Quorum	A-2-42

Article V – Officers		A-2-42

5.1	Officers	A-2-42
5.2	Appointment of Officers	A-2-42
5.3	Subordinate Officers	A-2-42
5.4	Removal and Resignation of Officers	A-2-42
5.5	Vacancies in Offices	A-2-42
5.6	Representation of Shares of Other Corporations	A-2-42
5.7	Authority and Duties of Officers	A-2-43
5.8	Compensation	A-2-43

Article VI – General Matters		A-2-43

6.1	Execution of Corporate Contracts and Instruments	A-2-43
6.2	Stock Certificates	A-2-43
6.3	Lost Certificates	A-2-43
6.4	Shares Without Certificates	A-2-43
6.5	Construction; Definitions	A-2-43
6.6	Dividends	A-2-43
6.7	Fiscal Year	A-2-44
6.8	Seal	A-2-44
6.9	Transfer of Stock	A-2-44
6.10	Agreements Regarding Transfer	A-2-44
6.11	Registered Stockholders	A-2-44
6.12	Waiver of Notice	A-2-44

Article VII – Notice		A-2-44

7.1	Delivery of Notice; Notice by Electronic Transmission	A-2-44

Article VIII – Indemnification		A-2-45

8.1	Indemnification of Directors and Officers	A-2-45
8.2	Indemnification of Others	A-2-45
8.3	Prepayment of Expenses	A-2-46
8.4	Determination; Claim	A-2-46
8.5	Non-Exclusivity of Rights	A-2-46
8.6	Insurance	A-2-46
8.7	Other Indemnification	A-2-46
8.8	Continuation of Indemnification	A-2-46
8.9	Amendment or Repeal; Interpretation	A-2-46

Article IX – Amendments		A-2-47

Article X – Forum Selection		A-2-47

Article XI – Interpretation		A-2-48

Article XII – Definitions		A-2-48

Amended and Restated Bylaws of
[COMPANY NAME]

Article I – Corporate Offices
1.1 Registered Office.
The address of the registered office of      (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).
1.2 Other Offices.
The Corporation may have additional offices at any place or places, either within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may from time to time establish or as the business of the Corporation may from time to time require.
Article II – Meetings of Stockholders
2.1 Place of Meetings.
Meetings of stockholders shall be held at any place either within or outside the State of Delaware, designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.
2.2 Annual Meeting.
The Board shall designate the date and time of the annual meeting of stockholders. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with Section 2.4 may be transacted. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.
2.3 Special Meetings.
Special meetings of the stockholders may be called only by such Persons and only in such manner as set forth in the Certificate of Incorporation. The Board may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board; provided, however, that, with respect to any special meeting of stockholders previously scheduled by the Board or the chairperson of the Board at the request of ORCP, the Board shall not postpone, reschedule or cancel such special meeting without the prior written consent of ORCP.
No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such special meeting given by or at the direction of the Person calling the meeting pursuant to this Section 2.3.
2.4 Notice of Business to be Brought Before a Meeting.
(i) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in a notice of meeting (or supplement thereto) given by or at the direction of the Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (c) otherwise properly brought before the meeting by a stockholder present in person who (1) (A) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.4 in all applicable respects or (2) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before the annual meeting of stockholders. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these bylaws and applicable law. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of stockholders, or a qualified representative of such proposing stockholder, appear at such annual meeting, either in person or by means of remote communication. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the annual meeting of stockholders in writing or by electronic communication. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6 and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.
(ii) Without qualification, for business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.4(i)(c), the stockholder must (a) provide Timely Notice (as defined below) thereof in writing and in proper form to the secretary of the Corporation (the “Secretary”) and (b) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting which, in the case of the first annual meeting of stockholders following the closing of the transactions contemplated by the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, by and among Triton Water Parent, Inc. (“Parent”), a corporation incorporated under the laws of Delaware, Triton US HoldCo, Inc., a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Parent (“Holdings”), Triton Merger Sub 1, Inc., a corporation incorporated under the laws of Delaware and direct, wholly owned subsidiary of Holdings (“Merger Sub”), 1000922661 Ontario Inc., a corporation organized under the laws of the Province of Ontario and a direct, wholly owned subsidiary of Holdings, and Primo Water Corporation, a corporation organized under the laws of Ontario, the date of the preceding year’s annual meeting shall be deemed to be ; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than the 120th day prior to such annual meeting and not later than (i) the 90th day prior to such annual meeting or, (ii) if later, the 10th day following the day on which public disclosure (as defined below) of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.
(iii) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Proposing Person (as defined below), (1) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (2) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (3) the date or dates such shares were acquired; (4) the investment intent of such acquisition of shares; and (5) any pledge by such Proposing Person with respect to any of such shares (the disclosures to be made pursuant to the foregoing clauses (1) through (5), “Stockholder Information”);
(b) As to each Proposing Person, (1) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of capital stock of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person, including, without limitation: (A) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, (B) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of capital stock of the Corporation, including, without limitation, a stock loan transaction, a stock borrowing transaction, or a share repurchase transaction or (C) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of capital stock of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of capital stock of the Corporation, or (z) increase or decrease the voting power in respect of any class or series of shares of capital stock of the Corporation held or maintained by, held for the benefit of, or involving such Proposing Person; including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of capital stock of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of capital stock of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any shares of any class or series of shares of capital stock of the Corporation; provided, that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer; (2) a description of any agreement, arrangement or understanding with respect to any rights to dividends on the shares of any class or series of shares of capital stock of the Corporation owned beneficially by such Proposing Person that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of capital stock of the Corporation; (3) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation; (4) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand; (5) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (6) any proportionate interest in shares of capital stock of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (7) a representation that such Proposing Person intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies or votes from stockholders in support of such proposal; and (8) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (1) through (8), “Disclosable Interests”); and
(c) As to each item of business that the stockholder proposes to bring before the annual meeting, (1) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), (3) a reasonably detailed description of all agreements, arrangements and understandings (A) between or among any of the Proposing Persons or (B) between or among any Proposing Person and any other Person or entity (including their names) in connection with the proposal of such business by such stockholder and (4) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.4(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the record owner directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.
(iv) For purposes of this Section 2.4, the term “Proposing Person” shall mean (a) the stockholder providing the notice of business proposed to be brought before an annual meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(v) The Board may request that any Proposing Person furnish such additional information as may be reasonably required by the Board. Such Proposing Person shall provide such additional information within 10 days after it has been requested by the Board.
(vi) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than 5 business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(vii) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The Board shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if the Board so determines, the chairperson of the meeting shall have the power and authority to so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. If at any meeting of stockholders business is proposed to be brought before the meeting for which advance notice was not given or provided as required by this Section 2.4, the chairperson of the meeting shall have the power and authority to declare that such proposed business shall not be transacted.

(viii) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(ix) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.
(x) Notwithstanding anything to the contrary contained in these bylaws, for so long as the Stockholders Agreement (as defined below) remains in effect with respect to ORCP, ORCP (to the extent then subject to the Stockholders Agreement) shall not be subject to the notice procedures set forth in this Section 2.4.
2.5 Notice of Nominations for Election to the Board of Directors.
(i)  Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws, or (b) by a stockholder present in person who (1) was a record owner of shares of capital stock of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.5 and 2.6 as to such notice and nomination; provided, that, notwithstanding anything to the contrary contained in these bylaws, for so long as ORCP is entitled to nominate a Director pursuant to the Certificate of Incorporation, ORCP shall not be subject to this Section 2.5. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board at the meeting of the Corporation, or a qualified representative of such stockholder, appear at such meeting, either in person or by means of remote communication to present the nomination. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other Person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at or before the meeting of stockholders in writing or by electronic transmission. The foregoing clause (b) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.
(ii) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (a) provide Timely Notice thereof in writing and in proper form to the Secretary of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person (as defined below) and its candidate for nomination as required to be set forth by this Section 2.5 and Section 2.6, and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.
(iii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the Person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (a) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (b) provide the information, agreements and questionnaires with respect to each Nominating Person and its candidate for nomination as required by this Section 2.5 and Section 2.6 and (c) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting at which directors are to be elected was first made by the Corporation (such notice and within such time periods, “Special Meeting Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(iv) In no event may a Nominating Person (as defined below) provide Timely Notice or Special Meeting Timely Notice, as applicable, with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. Notwithstanding anything in paragraph (ii) of this Section 2.5 to the contrary, in the event that the number of directors subject to election at the meeting is increased, such stockholder’s notice as to any additional nominees only shall be due on the later of (a) the conclusion of the time period for Timely Notice or Special Meeting Timely Notice, as applicable, or (b) the 10th day following the date of public disclosure of such increase.
(v) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:
(a) As to each Nominating Person, the Stockholder Information (as defined in Section 2.4(iii)(a) of these bylaws) except that for purposes of this Section 2.5, the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(a);
(b) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(iii)(b), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(iii)(b) and the disclosure with respect to the business to be brought before the meeting in Section 2.4(iii)(b) shall be made with respect to the nomination of persons for election to the Board to be brought before the meeting); and provided that, in lieu of including the information set forth in Section 2.4(iii)(b)(7), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act; and
(c) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (1) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (2) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates (as defined in Rule 14a-1(a) promulgated under the Exchange Act) or any other participants (as defined in paragraphs (a)(ii) through (vi) of Instruction 3 of Item 4 of Schedule 14A) in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (1) and (2), the “Nominee Information”), and (3) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(i).
(vi) For purposes of this Section 2.5 and Section 2.6, the term “Nominating Person” shall mean (a) the stockholder providing the notice of the nomination proposed to be made at the meeting, (b) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (c) any participant (as defined in paragraphs (a)(ii)-(vi) in Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.
(vii) The Board may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within 10 days after it has been requested by the Board.

(viii) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice or the materials delivered pursuant to this Section 2.5, as applicable, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination, including by changing or adding nominees, to submit any new nomination, or to submit any new proposal, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(ix) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, (a) no Nominating Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Nominating Person has, or is part of a group that has, complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder, in accordance with the time frames required in this Section 2.5 or by Rule 14a-19 promulgated under the Exchange Act, as applicable, and (b) if (1) any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act and (2) (x) such notice in accordance with Rule 14a-19(b) is not provided within the time period of Timely Notice of Special Meeting Timely Notice, as applicable and (y) such Nominating Person subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, or (z) such Nominating Person fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of such Nominating Person’s proposed nominees shall be disregarded, notwithstanding that each such nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice in accordance with Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.
(i) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in the case of a nomination by a stockholder of record, in accordance with the time periods set forth in Section 2.5), to the Secretary at the principal executive offices of the Corporation, (a) a completed written questionnaire (in the same form used for the Corporation’s existing directors, to be provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (b) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (1) is not and, if elected as a director during his or her term of office, will not become a party to (A) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation, (3) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary shall provide to such candidate for nomination all such policies and guidelines then in effect), and (4) if elected as a director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.
(ii) The Board may also require any proposed candidate for nomination as a director to furnish such other information related to such candidate’s eligibility or qualification to serve as a director as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s [Corporate Governance Guidelines]. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the request by the Board has been delivered to, or mailed and received by, the Nominating Person.
(iii) A candidate for nomination as a director by a stockholder pursuant to Section 2.5(i)(b) shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.
(iv) No candidate proposed to be nominated by a stockholder in accordance with these bylaws shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The Board shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if the Board so determines, the chairperson of the meeting shall have the power and authority to so declare to the meeting and the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. If at any meeting of stockholders a nomination is made for which advance notice was not given or provided as required by Section 2.5 and this Section 2.6, the chairperson of the meeting shall have the power and authority to declare that such nomination shall be disregarded.

(v) Subject to Section 2.6(vi) of these bylaws, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated in accordance with Section 2.5 and this Section 2.6; provided, however, that nothing in Section 2.5 and this Section 2.6 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(vi) Notwithstanding anything in these bylaws to the contrary, for so long as ORCP is entitled to nominate a Director pursuant to the Certificate of Incorporation, ORCP shall not be subject to Section 2.5 or this Section 2.6.
2.7 Action by Written Consent in Lieu of a Meeting.
Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice, and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.
2.8 Notice of Stockholders’ Meetings.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 7.1 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
2.9 Quorum.
Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to adjourn the meeting from time to time until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.10 Adjourned Meeting; Notice.
When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix the record date for determining stockholders entitled to notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.
2.11 Organization; Conduct of Business.
Meetings of stockholders shall be presided over by the chairperson of the Board, if any, or, in his or her absence, by the chief executive officer of the Corporation or, in the absence of the foregoing persons, by a chairperson, who shall be a director or officer of the Corporation, designated by the Board. The Secretary shall act as secretary of the meeting, but in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt by resolution such rules and regulations (which need not be in writing) for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting (whether or not a quorum is present), to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for the removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other Persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairperson at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the person presiding over the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.12 Voting.
Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
Except as otherwise provided by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Unless a different or minimum vote is provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law, or pursuant to any regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.
2.13 Record Date for Stockholder Meetings and Other Purposes.
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or postponement thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than 60 days nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned or postponed meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned or postponed meeting.
To the extent stockholder action by consent is permitted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the

Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
2.14 Proxies.
Each stockholder entitled to vote at a meeting of stockholders may authorize another Person or Persons to act for such stockholder by proxy as permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but, no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.
2.15 List of Stockholders Entitled to Vote.
The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.15 or to vote in person or by proxy at any meeting of stockholders.
2.16 Inspectors of Election.
Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment or postponement and make a written report thereof. The Corporation may designate one or more Persons as alternate inspectors to replace any inspector who fails to act. If any Person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.
Such inspectors shall:
(i) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(ii) count all votes or ballots;
(iii) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and
(iv) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.
Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein. The inspectors of election may appoint such Persons to assist them in performing their duties as they determine.
2.17 Delivery to the Corporation.
Other than as specified by Section 2.14, whenever this Article II requires one or more Persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II (other than as specified by Section 2.14).
Article III – Directors
3.1 Powers.
Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.
3.2 Number of Directors.
The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in the Certificate of Incorporation. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
3.3 Election, Qualification and Term of Office of Directors.
The terms of directors shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders to be qualified for election or service as a director of the Corporation. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.
3.4 Chairperson of the Board.
The Board may appoint from among its members a chairperson of the Board and/or a vice chairperson of the Board. Neither the chairperson nor the vice chairperson need be an officer of the Corporation. The chairperson or the vice chairperson of the Board, in each case, if appointed and when present, shall have such authority, and perform such duties as are provided in these bylaws or as the Board may from time to time determine.
3.5 Lead Independent Director.
The Board may appoint from among its members a Lead Independent Director (who must meet applicable independence requirements). The Lead Independent Director, if there be one, shall perform such duties and exercise such powers as may from time to time be assigned by these bylaws, applicable law or regulatory requirement or by the Board of Directors.
3.6 Resignation and Vacancies.
Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt.
Any vacancies or newly created directorships shall be filled as set forth in the Certificate of Incorporation.

3.7 Place of Meetings; Meetings by Telephone.
The Board may hold meetings, both regular and special, either within or outside the State of Delaware.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.
3.8 Regular Meetings.
Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place, if any, as which has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.
3.9 Special Meetings; Notice.
Special meetings of the Board for any purpose or purposes may be called at any time by the chairperson of the Board, the Lead Independent Director, the chief executive officer, the president, the Secretary or a majority of the total number of directors constituting the Board.
Notice of the time and place of special meetings shall be:
(i) delivered personally by hand, by courier or by telephone;
(ii) sent by United States first-class mail, postage prepaid;
(iii) sent by facsimile or electronic mail; or
(iv) sent by other means of electronic transmission,
directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.
If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail, or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least 24 hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four days before the time of the holding of the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.
3.10 Quorum.
At all meetings of the Board, unless otherwise provided by the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by statute, the Certificate of Incorporation, the Stockholders Agreement or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.11 Board Action by Written Consent without a Meeting.
Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.12 Fees and Compensation of Directors.
Unless otherwise restricted by the Certificate of Incorporation, the Stockholders Agreement or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.
Article IV – Committees
4.1 Committees of Directors.
The Board may designate one or more committees, each committee to consist, of one or more of the directors of the Corporation. Unless otherwise required by the Certificate of Incorporation or the Stockholders Agreement, the Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless otherwise required by the Certificate of Incorporation or the Stockholders Agreement, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law or provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation.
4.2 Committee Minutes.
Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
4.3 Meetings and Actions of Committees.
Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:
(i) Section 3.7 (Place of Meetings and Meetings by Telephone);
(ii) Section 3.8 (Regular Meetings);
(iii) Section 3.9 (Special Meetings and Notice);
(iv) Section 3.11 (Board Action by Written Consent without a Meeting); and
(v) Section 6.12 (Waiver of Notice),
with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:
(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;
(ii) special meetings of committees may also be called by resolution of the Board or by the chairperson of the applicable committee; and
(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation, the Stockholders Agreement or applicable law.
4.4 Subcommittees.
Unless otherwise provided in the Certificate of Incorporation, these bylaws, the resolutions of the Board designating the committee, or the charter of such committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

4.5 Quorum.
At all committee meetings, unless otherwise provided by the Certificate of Incorporation, a majority of the directors then serving on such committee shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the committee, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these bylaws.
Article V – Officers
5.1 Officers.
The officers of the Corporation shall include a [chief executive officer, a president and a secretary].1 The Corporation may also have, at the discretion of the Board, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries, and any such other officers as deemed necessary or advisable and as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same Person. Officers need not be stockholders or directors of the Corporation for service as an officer of the Corporation.
5.2 Appointment of Officers.
The Board shall appoint the officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.
5.3 Subordinate Officers.
The Board may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the [president]2, to appoint, such other officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board or an authorized officer (as applicable), may from time to time determine.
5.4 Removal and Resignation of Officers.
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or, except in the case of an officer appointed by the Board, by any officer upon whom such power of removal may be conferred by the Board.
Any officer may resign at any time by giving written notice, by electronic transmission or otherwise, to the Corporation. Any resignation shall take effect upon receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.
5.5 Vacancies in Offices.
Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Sections 5.2 and 5.3, as applicable.
5.6 Representation of Shares of Other Corporations.
The chairperson of the Board, the chief executive officer or the president of this Corporation, or any other Person authorized by the Board, the chief executive officer or the president, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or securities of any other corporation or other entity standing in the name of this Corporation. The authority granted herein may be exercised either by such Person directly or by any other Person authorized to do so by proxy or power of attorney duly executed by such Person having the authority.
[1]	NTD: To confirm list of officers to be included.
[2]	NTD: To confirm.

5.7 Authority and Duties of Officers.
All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.
5.8 Compensation.
The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.
Article VI – General Matters
6.1 Execution of Corporate Contracts and Instruments.
The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, or as set forth herein (including pursuant to Section 5.7 and Section 6.2), no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
6.2 Stock Certificates.
The shares of the Corporation shall be represented by certificates; provided, that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The chairperson or vice chairperson of the Board, chief executive officer, the president, vice president, the treasurer, any assistant treasurer, the secretary or any assistant secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
6.3 Lost Certificates.
Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time in accordance with applicable law. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
6.4 Shares Without Certificates.
The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
6.5 Construction; Definitions.
Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
6.6 Dividends.
The Board, subject to any restrictions contained in either (i) the DGCL, (ii) the Certificate of Incorporation or (iii) the Stockholders Agreement, may declare and pay dividends upon the shares of the Corporation’s capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation and meeting contingencies.
6.7 Fiscal Year.
The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.
6.8 Seal.
The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
6.9 Transfer of Stock.
Except as otherwise provided in the Certificate of Incorporation or the Stockholders Agreement, shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate Person or Persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. To the fullest extent permitted by law, no transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the Persons from and to whom it was transferred.
6.10 Agreements Regarding Transfer.
The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL or other applicable law.
6.11 Registered Stockholders.
The Corporation:
(i) shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of shares to receive dividends and to vote as such owner; and
(ii) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
6.12 Waiver of Notice.
Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the Person entitled to notice, or a waiver by electronic transmission by the Person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a Person at a meeting shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.
Article VII – Notice
7.1 Delivery of Notice; Notice by Electronic Transmission.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.
Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this section without obtaining the consent required by this paragraph.
Any notice given pursuant to the preceding paragraph shall be deemed given:
(i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;
(ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and
(iii) if by any other form of electronic transmission, when directed to the stockholder.
Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Article VIII – Indemnification
8.1 Indemnification of Directors and Officers.
The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.4, the Corporation shall be required to indemnify a Person in connection with a Proceeding (or part thereof) initiated by such Person only if the Proceeding (or part thereof) was authorized in the specific case by the Board.
8.2 Indemnification of Others.
The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

8.3 Prepayment of Expenses.
The Corporation shall to the fullest extent permitted by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article VIII or otherwise.
8.4 Determination; Claim.
If a claim for indemnification (following the final disposition of such Proceeding) under this Article VIII is not paid in full within 60 days, or a claim for advancement of expenses under this Article VIII is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.
8.5 Non-Exclusivity of Rights.
The rights conferred on any Person by this Article VIII shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, agreement, vote of stockholders or disinterested directors, these bylaws or otherwise.
8.6 Insurance.
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.
8.7 Other Indemnification.
The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.
8.8 Continuation of Indemnification.
The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.
8.9 Amendment or Repeal; Interpretation.
The provisions of this Article VIII shall constitute a contract between, on the one hand, the Corporation and, on the other hand, each individual who serves or has served as a director, officer, employee or agent of the Corporation (whether before or after the adoption of these bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article VIII the Corporation intends to be legally bound to each such current or former director, officer, employee or agent of the Corporation. With respect to current and former directors, officers, employees or agents of the Corporation, the rights conferred under this Article VIII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these bylaws. With respect to any directors, officers, employees or agents of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director, officer, employee or agent commencing service as a director, officer, employee or agent of the Corporation. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to a director, officer, employee or agent of the Corporation in effect prior to the time of such repeal or modification.
Any reference to an officer of the Corporation in this Article VIII shall be deemed to refer exclusively to the chief executive officer, president and secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VIII.
Article IX – Amendments
Subject to the Stockholders Agreement, the Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to alter, amend, repeal or rescind the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation or these bylaws, such action by stockholders shall require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
Article X – Forum Selection
Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as either may be amended from time to time), (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine, or (v) any action in the right of the Corporation asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Any Person purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that Person and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby.
Article XI – Interpretation
If any provision or provisions of these bylaws shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provision or provisions in any other circumstance and of the remaining provisions of these bylaws shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of these bylaws shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
For as long as the Stockholders Agreement remains in effect, in the event of any conflict between the terms and provisions of these bylaws and those contained in the Stockholders Agreement, the terms and provisions of the Stockholders Agreement shall govern and control, except as provided otherwise by mandatory provisions of the DGCL.
Article XII – Definitions
As used in these bylaws, unless the context otherwise requires, the term:
“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. For the purpose of this definition, “control,” when used with respect to any Person, means the power to direct or cause the direction of the affairs or management of that Person, whether through the ownership of voting securities, as trustee (or the power to appoint a trustee), as a personal representative or executor, by contract, credit arrangement or otherwise and “controlled” and “controlling” have meanings correlative to the foregoing.
An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks (including email) or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
“Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.
“ORCP” means, collectively, Triton Water Parent Holdings, LP, a Delaware limited partnership, and any other investment funds Affiliated with One Rock Capital Partners, LLC.
“Sponsor Stockholders” means, collectively, (i) ORCP and (ii) any other Person that (x) becomes a party to the Stockholders Agreement by executing a Joinder Agreement thereto and (y) is designated as a Sponsor Stockholder under the Stockholders Agreement.
“Stockholders Agreement” means the Stockholders Agreement, dated as of , between the Corporation and Triton Water Parent Holdings, LP, a Delaware limited partnership, as may be amended from time to time.
“Trigger Event” means the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A Common Stock. For the purpose of these Amended and Restated Bylaws, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

[COMPANY NAME]

Certificate of Amendment and Restatement of Bylaws
The undersigned hereby certifies that he is the duly elected, qualified, and acting [Secretary] of     , a Delaware corporation (the “Corporation”), and that the foregoing bylaws were approved on     , effective as of     , by the Corporation’s board of directors.
IN WITNESS WHEREOF, the undersigned has hereunto set his hand this     [st/nd/rd/th] day of      .

Name:
Title: [Secretary]

Exhibit G

(See Attached)

FORM OF

STOCKHOLDERS AGREEMENT

BY AND AMONG

[New US HoldCo],

AND

THE INITIAL ORCP STOCKHOLDER1

[•]
[1]	NTD: Parties to Stockholders Agreement to be confirmed.

TABLE OF CONTENTS

SECTION I. DEFINITIONS		A-2-54

1.1	Drafting Conventions; No Construction Against Drafter.	A-2-54
1.2	Defined Terms.	A-2-55

SECTION II. REPRESENTATIONS AND WARRANTIES AND COVENANTS		A-2-58

2.1	Representations and Warranties of the Initial ORCP Stockholder.	A-2-58
2.2	Representations and Warranties and Covenants of the Company.	A-2-58

SECTION III. REGISTRATION RIGHTS		A-2-58

3.1	Demand and Piggyback Rights.	A-2-58
3.2	Notices, Cutbacks and Other Matters.	A-2-61
3.3	Facilitating Registrations and Offerings.	A-2-64
3.4	Indemnification.	A-2-68
3.5	Transfer Restrictions.	A-2-70
3.6	Rule 144.	A-2-72

SECTION IV. PURCHASE AND NOTICE RIGHTS		A-2-72

4.1	Purchase and Notice Rights.	A-2-72

SECTION V. BOARD OF DIRECTORS MATTERS		A-2-75

5.1	Board of Directors.	A-2-75
5.2	Initial Board Matters.	A-2-76
5.3	Other Governance Matters.	A-2-77

SECTION VI. MATTERS REQUIRING CONSENT		A-2-77

6.1	Matters Requiring Consent.	A-2-77

SECTION VII. MISCELLANEOUS PROVISIONS		A-2-79

7.1	Information and Access Rights.	A-2-79
7.2	Confidentiality.	A-2-80
7.3	Reliance.	A-2-81
7.4	Access to Agreement; Amendment and Waiver; Actions of the Board of Directors.	A-2-81
7.5	Notices.	A-2-81
7.6	Counterparts.	A-2-82
7.7	Remedies; Severability.	A-2-82
7.8	Entire Agreement; Termination of Prior Agreements.	A-2-82
7.9	Termination.	A-2-82
7.10	Governing Law.	A-2-82
7.11	Successors and Assigns; Beneficiaries.	A-2-82
7.12	Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.	A-2-83
7.13	Further Assurances; Company Logo.	A-2-83

7.14	Regulatory Matters.	A-2-83
7.15	No Inconsistent Agreements; Most Favored Nations.	A-2-84
7.16	In-Kind Distributions.	A-2-84
7.17	Recapitalization Transactions.	A-2-84

EXHIBIT

Exhibit A: Form of Joinder Agreement		A-2-86

Exhibit B: Role of Initial Chairperson		A-2-87

FORM OF

STOCKHOLDERS AGREEMENT
This Stockholders Agreement (this “Agreement”) is made as of [•] by and among [New US HoldCo], a Delaware corporation (the “Company”), Triton Water Parent Holdings, LP, a Delaware limited partnership (the “Initial ORCP Stockholder”), [[•]]2 and any Permitted Transferee who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a “Joinder Agreement”).
RECITALS
WHEREAS, the Company, Triton Water Parent, Inc., Triton Merger Sub 1, Inc., 1000922661 Ontario Inc. and Primo Water Corporation are parties to an Arrangement Agreement and Plan of Merger, dated as of June 16, 2024 (the “Merger Agreement”);
WHEREAS, the Initial ORCP Stockholder and the Company desire to enter into this Agreement effective upon and following the Closing (as defined in the Merger Agreement) (the “Effective Time”), and from and after the Effective Time, this Agreement shall be in full force and effect, with such changes hereto, if any, as agreed among the Initial ORCP Stockholder and the Company, subject to Section 7.4 of this Agreement;
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has approved this Agreement; and
WHEREAS, the parties hereto desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION I. DEFINITIONS
1.1 Drafting Conventions; No Construction Against Drafter.
(a) The headings in this Agreement are provided for convenience and do not affect its meaning. Except to the extent otherwise provided or that the context otherwise requires: (i) the words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation”; (ii) any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement; (iii) any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations; (iv) the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof; (v) the phrase “to the extent” means the degree to which a subject or other matter extends, and not simply “if”; and (vi) the word “or” is not intended be exclusive unless expressly indicated otherwise. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day.
(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.
[2]
NTD: The Initial ORCP Stockholder shall have the right to designate any of the Permitted Sell-Down Transferees (as defined in the Merger Agreement) as a “Sponsor Stockholder” and to update this Agreement to allocate any rights of the ORCP Stockholder contained herein to such transferee to the extent that such rights are contemplated to be able to be held by persons other than the ORCP Stockholder subject to the limitations contained herein (including as to the number of director designation rights that may be granted pursuant to Section 5.1); provided, that in no event shall any of the Specified Mutual Funds be granted any director designation rights pursuant to Section 5.1 of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.
“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the Company (after consultation with external legal counsel): (i) would be required to be made in any registration statement or report filed with the SEC by the Company so that such registration statement would not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter existing that is managed by, or which is controlled by or is under common control with, one or more general partners or managing members of, or shares the same management company with, the specified Person or any investment fund, managed account vehicle, collective investment scheme or comparable investment vehicle, other than any such vehicle formed for a single investor (“Fund”) now or hereafter existing that shares the same management company or registered investment advisor with such specified Person or any Fund now or hereafter existing that is controlled by, under common control with, managed or advised by the same management company or registered investment advisor that controls, is under common control with, manages or advises the Fund that controls such specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.
“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; provided, that, for purposes of Section 5.1, Beneficial Ownership of Class A Common Stock shall not include any shares of Class A Common Stock issuable upon conversion of Class B Common Stock prior to the actual conversion into shares of Class A Common Stock thereof. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.
“Certificate of Incorporation” means the Company’s certificate of incorporation, as the same may be amended and/or restated from time to time.
“Class A Common Stock” means the Class A common stock, par value $0.01 per share, of the Company.
“Class B Common Stock” means the Class B common stock, par value $0.01 per share, of the Company.
“Common Stock” means the Class A Common Stock and the Class B Common Stock, collectively.
“Company” shall have the meaning set forth in the preamble and shall include any successor thereto.
“Competing Director” means any Sponsor Nominee who serves as an officer, director, partner, member, or employee for any business that competes in any material respect with the Company or its Subsidiaries, if a majority of the independent Directors determines in good faith that such Sponsor Nominee’s continued service on the Board of Directors would constitute a violation of the Company’s bona fide conflict-of-interest policies, as applied consistently with respect to all actual or potential Directors; provided, however, that One Rock Capital Partners, LLC and its affiliated Funds and other Affiliates (excluding any portfolio companies controlled by Funds advised by One Rock Capital Partners, LLC that so compete) will not be considered businesses that compete with the Company or its Subsidiaries.

“DGCL” means the General Corporation Law of the State of Delaware.
“Director” means a member of the Board of Directors.
“Exchange Act” means the Securities Exchange Act of 1934.
“FINRA” means the Financial Industry Regulatory Authority.
“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.
“Material Subsidiary” means each “Significant Subsidiary” of the Company, as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
“Mutually Agreed Director” means the one Director mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder to serve on the Board of Directors.
“NYSE” means The New York Stock Exchange.
“Other Sponsor Stockholders” means, collectively, any Sponsor Stockholders which are not ORCP Stockholders.
“ORCP Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees that are Affiliates of the Initial ORCP Stockholder that are directly or indirectly controlled by the Person or Persons or their respective Affiliates who control the Initial ORCP Stockholder. Unless the Company is otherwise notified in writing by the Initial ORCP Stockholder, the Initial ORCP Stockholder shall at all times serve as the designated representative to act on behalf of the ORCP Stockholders for purposes of this Agreement and shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of this Agreement; provided, however, that if the Initial ORCP Stockholder elects in its sole discretion to cease to serve as the designated representative of the ORCP Stockholders, then the Initial ORCP Stockholder or, in the absence of the Initial ORCP Stockholder doing so, a majority in interest of the members of the ORCP Stockholders at such time shall designate and appoint one member of the ORCP Stockholders to serve as the designated representative of the ORCP Stockholders for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the ORCP Stockholders with respect to all provisions of this Agreement. The Company and the Sponsor Stockholders shall be entitled to rely on all actions taken by the Initial ORCP Stockholder or such designee on behalf of the ORCP Stockholders.
“Permitted Transferee” means, with respect to any Sponsor Stockholder, (i) any Affiliate of such Sponsor Stockholder, (ii) any director, officer or employee of any Affiliate of such Sponsor Stockholder, (iii) any direct or indirect member or general or limited partner of such Sponsor Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such Sponsor Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), or (iv) any other Transferee designated as a Permitted Transferee by the ORCP Stockholders.
“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act), and shall include any successor (by merger or otherwise) of such entity.
“Primo Indentures” means, collectively, (i) the Indenture, dated as of October 22, 2020 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., as issuer, and the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing Primo Water Holding Inc.’s 3.875% Senior Notes due 2028, and (ii) the Indenture, dated as of April 30, 2021 (as amended, supplemented or otherwise modified), by and among Primo Water Holdings Inc., as issuer, and the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent and authenticating agent, governing Primo Water Holding Inc.’s 4.375% Senior Notes due 2029.

“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Shares” means, at any time, (i) shares of Common Stock and (ii) any other equity securities, in each case, now or hereafter issued by the Company, together with any options, warrants or other rights thereon and any other shares or other equity securities issued or issuable with respect thereto (whether by way of a share dividend, share split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
“Sponsor Board Representation Number” means, at any time of determination, the total number of Directors that the Nominating Sponsor Stockholders shall have the right to nominate for election to the Board of Directors pursuant to the Certificate of Incorporation.
“Sponsor Stockholders” means, collectively, (i) the Initial ORCP Stockholder and (ii) any Sponsor Stockholder Transferees.
“Sponsor Stockholder Transferee” means a Permitted Transferee (other than pursuant to clause (iii) of the definition of “Permitted Transferee”) of (i) the Initial ORCP Stockholder or (ii) an Affiliate of the Initial ORCP Stockholder, in each case, (x) to which is Transferred any shares of Common Stock by the Initial ORCP Stockholder or a Permitted Transferee of the Initial ORCP Stockholder and (y) which becomes a party hereto by executing a Joinder Agreement; provided that any Person that is a Sponsor Stockholder Transferee that is a Permitted Transferee pursuant to clause (iv) of the definition of Permitted Transferee, shall only be considered a Sponsor Stockholder for purposes of Section V hereof if such Permitted Transferee is either (x) a Permitted Sell-Down Transferee that is not a Specified Mutual Fund (each as defined in the Merger Agreement) or (y) approved by the Unaffiliated Directors (such approval not to be unreasonably withheld, conditioned or delayed).
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.
“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.
“Transferee” means the recipient of a Transfer.
“Triton Credit Agreements” means, collectively, (i) the ABL Revolving Credit Agreement, dated as of March 31, 2021 (as amended, supplemented, or otherwise modified), by and among Triton Water Intermediate, Inc., Triton Water Holdings, Inc., the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the agents, arrangers and lenders party thereto from time to time, and (ii) the Term Loan Credit Agreement, dated as of March 31, 2021 (as amended, supplemented, or otherwise modified), by and among Triton Water Intermediate, Inc., Triton Water Holdings, Inc., the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders party thereto from time to time.
“Unaffiliated Directors” means a committee of the members of the Board of Directors who are not the Mutually Agreed Director or a Sponsor Nominee, acting by majority vote.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 promulgated under the Securities Act.
SECTION II. REPRESENTATIONS AND WARRANTIES AND COVENANTS
2.1 Representations and Warranties of the Initial ORCP Stockholder.3 The Initial ORCP Stockholder hereby represents, warrants and covenants to the Company as follows: (a) the Initial ORCP Stockholder has full limited partnership power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Initial ORCP Stockholder enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Initial ORCP Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Initial ORCP Stockholder, or require the Initial ORCP Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which the Initial ORCP Stockholder is a party.
2.2 Representations and Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Sponsor Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.
SECTION III. REGISTRATION RIGHTS
3.1 Demand and Piggyback Rights.
(a) Right to Demand a Non-Shelf Registered Offering. Upon the demand of any ORCP Stockholder at any time and from time to time after (or in advance of, but subject to) the expiration or waiver of the Restricted Period described in Section 3.5 of this Agreement, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the Shares requested by the demanding ORCP Stockholders to be included in such offering. A demand by the ORCP Stockholders for a non-shelf registered offering that will result in the imposition of a lockup on the Company and the Sponsor Stockholders may not be made unless the Shares requested to be sold by the demanding ORCP Stockholders in such offering have an aggregate market value (based on the most recent closing price of the shares of Class A Common Stock at the time of the demand) of at least $50 million (or such lesser amount if all Shares held by the demanding ORCP Stockholders are requested to be sold). Subject to Section 3.2 below, any demanded registered offering will also include Shares to be sold by Other Sponsor Stockholders that exercise their related piggyback rights on a timely basis.
(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares of Common Stock covered by a non-shelf registration statement (whether (i) pursuant to the exercise of demand rights by the ORCP Stockholders or any other stockholder of the Company or (ii) at the initiative of the Company), subject to Section 3.2 below, (1) the ORCP Stockholders and (2) any Other Sponsor Stockholder that Beneficially Owns greater than or equal to 5% of the outstanding Class A Common Stock Shares may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.
[3]	NTD: To the extent any Other Sponsor Stockholders are party to this Agreement at the Effective Time, such Sponsor Stockholders will also provide these reps and warranties.

(c) Initial Registration Statement.
(i) The Company shall, in the matter described in this Agreement, submit or file as promptly as practicable, but in any event within 15 business days after the Effective Time, and use its reasonable best efforts to cause to be declared effective after the filing thereof, a shelf registration statement on Form S-1 or a successor form (or Form S-3 or a successor form to the extent permissible) (the “Shelf Registration”) registering the sale by the Sponsor Stockholders of their respective Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 under the Securities Act; provided, that such date of effectiveness shall be no earlier than 90 days after the Effective Time. Unless otherwise requested by the ORCP Stockholders, such Shelf Registration filed by the Company covering Shares will cover all (unless a lesser amount is requested by the applicable Sponsor Stockholder) Shares held by each of the Sponsor Stockholders at such time. If at the time of such submission or filing the Company is a WKSI, such Shelf Registration would, at the request of any Sponsor Stockholder, cover an unspecified number of Shares to be sold by the Company and/or the Sponsor Stockholders.
(ii) Upon effectiveness of the Shelf Registration, the Company shall use its reasonable best efforts to keep such Shelf Registration effective with the SEC at all times and, if applicable, to re-file such Shelf Registration upon its expiration or, to the extent permissible, convert such Shelf Registration from Form S-1 or a successor form to Form S-3 or a successor form, and to cooperate in any shelf take-down, whether or not underwritten, by amending or supplementing the prospectus related to such Shelf Registration as may be reasonably requested by the Sponsor Stockholders or as otherwise required, until such time as all Shares that could be sold in such Shelf Registration have been sold or are no longer outstanding.
(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more ORCP Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether (i) pursuant to the exercise of demand rights by the ORCP Stockholders or any other stockholder of the Company or (ii) at the initiative of the Company), subject to Section 3.2 below, (1) the ORCP Stockholders and (2) any Other Sponsor Stockholder that Beneficially Owns greater than or equal to 5% of the outstanding Class A Common Stock may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf.
(e) Right to Reload a Shelf. Upon the written request of the ORCP Stockholders, the Company will file and seek the effectiveness of a post-effective amendment to an existing resale shelf in order to register up to the number of Shares of the ORCP Stockholders previously taken down off of such shelf and not yet “reloaded” onto such shelf.
(f) Other Sponsor Stockholder Demand Rights. Subject to the terms and conditions of this Agreement, any Other Sponsor Stockholder (for so long as it Beneficially Owns at least 10% of the outstanding Class A Common Stock) may provide notice (each, an “Other Sponsor Demand”) at any time requesting that the Company effect the registration (an “Other Sponsor Demand Registration”) under the Securities Act of any or all of the Shares held by such Other Sponsor Stockholder (provided, however, that the Shares requested to be sold in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million), which Other Sponsor Demand shall specify the number of such Shares to be registered and the intended method or methods of disposition of such Shares; provided, however, that the ORCP Stockholders shall have expressly consented to such Other Sponsor Demand Registration unless, following the date that is 540 days after the Effective Date, such Other Sponsor Stockholder has not effected or been offered to effect any Sale of its Shares pursuant to the exercise of its piggyback rights under this Section 3.1, in which case such express consent of the ORCP Stockholders shall not be required. The Company shall use its commercially reasonable efforts to effect the registration of such Shares under the Securities Act and applicable state securities laws, and to keep such registration effective for so long as is necessary to permit the disposition of such Shares, in accordance with the intended method or methods of disposition stated in such Other Sponsor Demand. Any Other Sponsor Stockholder shall be limited to, and shall have the right to request not more than, (i) if such Other Sponsor Stockholder Beneficially Owns at least 10% of the outstanding Class A Common Stock, one Other Sponsor Demand (ii) if such Other Sponsor Stockholder Beneficially Owns at least 20% of the outstanding Class A Common Stock, two Other Sponsor Demands; provided, however, that (1) no revoked or withdrawn Other Sponsor Demand shall be counted for determining the number of Other Sponsor Demands requested if (x) such Other Sponsor Stockholder reimburses the Company for all of its out-of-pocket costs and expenses reasonably incurred in connection with any such revoked or withdrawn Other Sponsor Demand incurred through the date of such revocation or withdrawal and (y) such revocation or withdrawal shall have been made prior to the commencement of any significant marketing efforts or “road shows” by the Company or the underwriters in connection with such Other Sponsor Demand and (2) no Other Sponsor Demand to which the ORCP Stockholders did not consent (to the extent such consent was required pursuant to this Section 3.1(f)) shall be counted for determining the number of Other Sponsor Demands requested. Upon receipt of an Other Sponsor Demand, the Company shall promptly give written notice of such Other Sponsor Demand to each other Sponsor Stockholder who shall have piggyback registration rights with respect to such Other Sponsor Demand (including the ORCP Stockholders) in accordance with Section 3.1 but subject to Section 3.2(e), and the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act and applicable state securities laws of the Shares which the Company has been so requested to register by the Other Sponsor Stockholders (and the ORCP Stockholders, if applicable), subject to the terms and conditions of this Section 3.1(f).
(g) Limitations on Demand and Piggyback Rights.
(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, none of the Sponsor Stockholders will have piggyback or other registration rights with respect to registered primary offerings by the Company (1) covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (2) where the Shares are not being sold for cash or (3) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.
(ii) The Company may postpone the filing (but not the preparation) of a demanded registration statement or suspend the effectiveness of any shelf registration statement for a reasonable “blackout period” not in excess of 90 days if the Board of Directors determines (after consultation with external legal counsel) that such registration or offering (1) could materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its Subsidiaries then under consideration or (2) require the Company to make an Adverse Disclosure; provided, that the Company shall promptly notify each Sponsor Stockholder in writing of any such determination; provided further, that the Company shall not postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement pursuant to this Section 3.1(g)(ii) more than once in any 360-day period. The blackout period will end upon the earlier to occur of the date (1) that is 90 days from the date such deferral commenced and (2) upon which such information is otherwise disclosed.
(h) Other Registration Rights. Except as provided in this Agreement, the Company will not grant to any Person(s) the right to request the Company or any Subsidiary to register any equity securities of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the ORCP Stockholders.
(i) Initial Liquidity Event. Notwithstanding anything to the contrary in this Agreement, the first registered sale of Shares by the ORCP Stockholders pursuant to this Section III shall be in the form of either (i) an underwritten non-shelf registered offering subject to Section 3.1(a) or (ii) an underwritten shelf takedown subject to Section 3.1(d); provided, however, that there shall be no such requirement for an underwritten offering if, in the good faith judgment of the ORCP Stockholders, conducting an underwritten offering would adversely impact the price or liquidity of such sale compared to other liquidity alternatives being considered by the ORCP Stockholders.

(j) Expiration of Registration Rights.
(i) The rights of the ORCP Stockholders under Section 3.1(a) shall expire when the ORCP Stockholders, collectively, Beneficially Own less than 5% of the outstanding Class A Common Stock and the other rights of the ORCP Stockholders under this Section 3.1 shall expire on a holder-by-holder basis when a given ORCP Stockholder Beneficially Owns less than 1% of the outstanding Class A Common Stock; provided, that, in each case, such ORCP Stockholder is able to sell the Shares Beneficially Held as of the Effective Time under Rule 144 under the Securities Act, without volume or manner of sale restrictions, at such time.
(ii) The rights of the Other Sponsor Stockholders under Sections 3.1(b) and 3.1(d) shall expire on a holder-by-holder basis when a given Other Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock.
3.2 Notices, Cutbacks and Other Matters.
(a) Notifications Regarding Registration Statements. In order for one or more ORCP Stockholders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will keep the Sponsor Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to an ORCP Stockholder demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five days before a filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.
(b) Notifications Regarding Registration Piggyback Rights. Any Sponsor Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the ORCP Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, as all Shares held by the Sponsor Stockholders will be included (unless otherwise requested by the ORCP Stockholders).
(c) Notifications Regarding Demanded Underwritten Takedowns.
(i) The Company will keep the Sponsor Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, at least two trading days before the filing of a prospectus supplement). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Sponsor Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the ORCP Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on the second trading day prior to (1) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized and (2) in all cases, the date on which the pricing of the relevant takedown occurs.
(ii) Any Sponsor Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the ORCP Stockholders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the trading day prior to (1) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized and (2) in all cases, the date on which the pricing of the relevant takedown occurs. Any Sponsor Stockholder may elect to include in such notification to the Company and the ORCP Stockholders a minimum price at which they are willing to sell their Shares in such underwritten shelf takedown and, to the extent a minimum price is included, such Sponsor Stockholder’s Shares will not be included in the underwritten shelf takedown to the extent such minimum price is not met without its express consent.
(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.
(d) Plan of Distribution, Underwriters and Counsel. If (i) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (ii) such offering was initiated by the Company and not by the ORCP Stockholders, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. If such offering was initiated pursuant to the exercise of demand rights by the ORCP Stockholders, the ORCP Stockholders will be entitled to determine the plan of distribution and select the managing underwriters, and the ORCP Stockholders will also be entitled to select counsel for the selling Sponsor Stockholders (which may be the same as counsel for the Company) and determine the price, underwriting discount and other financial terms of the offering. Otherwise, the Sponsor Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Sponsor Stockholders (which may be the same as counsel for the Company) and determine the price, underwriting discount and other financial terms of the offering. In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Sponsor Stockholders.
Notwithstanding anything herein to the contrary, no Sponsor Stockholder may participate in any offering hereunder unless such Sponsor Stockholder (i) agrees to sell such Sponsor Stockholder’s Shares on the same terms and conditions provided in any customary underwriting arrangements reasonably approved by the persons entitled hereunder to approve such arrangement pursuant to this Section 3.2(d) and (ii) completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that all Persons participating in such registration are required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents.
(e) Cutbacks. If the managing underwriters advise the Company and the selling Sponsor Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering without adversely affecting the distribution of the Shares being offered.
(i) In the case of a registered offering upon (a) the demand of one or more ORCP Stockholders or (b) an Other Sponsor Demand (as defined herein), the selling Sponsor Stockholders (including those Sponsor Stockholders exercising piggyback rights pursuant to Section 3.1(b)) collectively will have first priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Sponsor Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, if the Sponsor Stockholders are subject to a cutback, other selling stockholders (other than transferees to whom a Sponsor Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of the Sponsor Stockholders holding a majority of the Shares being sold in such offering.
(ii) In the case of a registered offering upon the demand of any other stockholders having similar registration rights not party to this Agreement, such other stockholders collectively will have first priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Sponsor Stockholders will have second priority and will be subject to cutback pro rata based on the relative number of Shares owned by the respective holders thereof requesting to participate in such offering. To the extent of any remaining capacity, the Company will have third priority.
(iii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Sponsor Stockholders collectively will have second priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by each such selling Sponsor Stockholder at that time (up to the number of Shares initially requested by them to be included in such offering). To the extent of any remaining capacity, all other stockholders having similar registration rights will have third priority and will be subject to cutback pro rata based on the proportion of all outstanding Shares that are held by the respective holders thereof requesting to participate in such offering. Except as contemplated by the immediately preceding sentence, if the Sponsor Stockholders are subject to a cutback, other stockholders (other than transferees to whom a Sponsor Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of the ORCP Stockholders.
(f) Withdrawals. Even if Shares held by a Sponsor Stockholder have been part of a registered underwritten offering, such Sponsor Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.
(g) Lockups.
(i) In connection with any underwritten offering of Shares following the Effective Time, each participating Sponsor Stockholder hereby agrees with the Company (and only with the Company) to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to by (a) the Company, if a majority of the Shares being sold in such offering are being sold for its account or (b) the ORCP Stockholders, if any of the Shares being sold in such offering are being sold by the ORCP Stockholders, as applicable; provided, however, that in no event shall such lockup restrictions last more than 90 days.
(ii) In connection with any underwritten offering of Shares following the Effective Time, the Company hereby agrees with each Sponsor Stockholder, individually and not jointly, to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to the Company and each Sponsor Stockholder) that are agreed to by the ORCP Stockholders, if a majority of the Shares being sold in such offering are being sold by the ORCP Stockholders; provided, however, that in no event shall such lockup restrictions last more than 90 days.
(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by the Sponsor Stockholders, including, without limitation, all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the SEC and the NYSE), printing expenses (including, without limitation, printing certificates for the Shares in a form eligible for deposit with the Depository Trust Company and printing preliminary, supplemental and final prospectuses), word processing, duplicating, telephone and facsimile expenses, messenger and delivery expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows”, reasonable fees and disbursements of counsel (including the reasonable fees and disbursements of one outside counsel for the Sponsor Stockholders (which may be the same as counsel for the Company) and reasonable fees and disbursements of counsel to the underwriters with respect to “blue sky” qualification of such Shares and their determination for eligibility for investment under the laws of the various jurisdictions and in connection with any filing with, and clearance of any offering by, FINRA (up to the cap on such fees, if any, included in any applicable underwriting agreement)) and of the independent certified public accountants of the Company (including, without limitation, with respect to the preparation of customary financial statements required to be included in any offering document, the provision of any customary comfort letters and the conduct of any special audits required by, or incidental to, such registration), and the expense of qualifying such Shares under state blue sky and non-

U.S. securities laws (reasonably requested by the ORCP Stockholders), will be borne by the Company. However, transfer taxes and underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Sponsor Stockholder will be borne by and paid for by such Sponsor Stockholder. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on the NYSE or such other national securities exchange on which the Shares are listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company).
3.3 Facilitating Registrations and Offerings.
(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of the Sponsor Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.
(b) Registration Statements. In connection with each registration statement that is demanded by any Sponsor Stockholder or as to which piggyback rights otherwise apply, the Company will:
(i) subject to Section 3.1, (1) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (2) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the Shares covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (3) seek the effectiveness thereof, and (4) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the ORCP Stockholders or Other Sponsor Stockholders, as applicable, and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;
(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Sponsor Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Sponsor Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Sponsor Stockholders or any underwriter available for discussion of such documents; and (2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Sponsor Stockholders and underwriters; fairly consider such reasonable changes in such document prior to the filing thereof as counsel for such Sponsor Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;
(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (1) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (2) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(iv) notify each Sponsor Stockholder promptly, and, if requested by such Sponsor Stockholder, confirm such advice in writing, (1) when a registration statement has been filed or become effective and when any post-effective amendments and supplements thereto have been filed or become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (2) of the issuance by the SEC or any state or non-U.S. securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (3) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification or exemption from qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (4) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;
(v) furnish counsel for each underwriter, if any, and for the selling Sponsor Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;
(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and
(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Shares for sale in any jurisdiction at the earliest possible time;
(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by the ORCP Stockholders or Other Sponsor Stockholders, as applicable, or as to which piggyback rights otherwise apply, the Company will:
(i) cooperate with the selling Sponsor Stockholders and the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares, if any, to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Sponsor Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request;
(ii) furnish to each selling Sponsor Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such selling Sponsor Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus or prospectus supplement, by each such selling Sponsor Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus, the preliminary prospectus or prospectus supplement;
(iii) (1) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any selling Sponsor Stockholder holding Shares covered by a registration statement, shall reasonably request; (2) use all reasonable efforts to keep each such registration or qualification (or exemption from such registration or qualification) effective during the period such registration statement is required to be kept effective;

(3) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement; and (4) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and selling Sponsor Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such selling Sponsor Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iii) or subject itself to taxation in any such jurisdiction;
(iv) (1) use all reasonable efforts to cause all Shares being sold to be qualified for inclusion in or listed on the NYSE or any other U.S. securities exchange on which Shares issued by the Company are then so qualified or listed, (2) use all reasonable efforts to comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements, (3) use its best efforts to cause Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Shares, and (4) use best efforts to provide a transfer agent and registrar for all Shares to be sold by the selling Sponsor Stockholders not later than the effective date of such registration statement (and in connection therewith, if reasonably required by the Company’s transfer agent, the Company will cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to such transfer agent, together with any other authorizations, certificates and directions reasonably required by the transfer agent which authorize and direct the transfer agent to issue such Shares without any legend upon sale by the selling Sponsor Stockholders or the underwriter or managing underwriter of an underwritten offering of Shares, if any, of such Shares under the registration statement);
(v) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;
(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the selling Sponsor Stockholders or the lead managing underwriter of an underwritten offering;
(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares in connection therewith, including:
(1) make such representations and warranties to the selling Sponsor Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;
(2) obtain opinions of counsel to the Company in all relevant jurisdictions and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Sponsor Stockholder and the underwriters, if any, covering the matters and jurisdictions customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Sponsor Stockholders and underwriters;
(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company (including, for the avoidance of doubt, Primo Water Corporation and Triton Water Parent, Inc.) or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement) addressed to the selling Sponsor Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;
(4) to the extent requested by the selling Sponsor Stockholders, cause the Company’s Directors and executive officers to enter into lockup agreements in customary form; and
(5) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Sponsor Stockholders providing for, among other things, the appointment of such representative as agent for the selling Sponsor Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.
The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.
(viii) take all actions to ensure that any free writing prospectus utilized in connection with any registration or offering hereunder complies in all material respects with the Securities Act in relation to the circulation of a prospectus, is filed in accordance with the Securities Act, is retained in accordance with the Securities Act and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(ix) permit any selling Sponsor Stockholder that, in its sole exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration statement and to allow such selling Sponsor Stockholder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such selling Sponsor Stockholder and its counsel should be included;
(x) use reasonable best efforts to (1) make Form S-1 or a successor form (or Form S-3 or a successor form to the extent permissible) available for the sale of Shares and (2) prevent the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, and in the event any such order is issued, use best efforts to obtain promptly the withdrawal of such order;
(xi) if requested by any managing underwriter and reasonably available, include in any prospectus or prospectus supplement updated financial or business information for the Company’s most recent period or current quarterly period (including estimated results or ranges of results) if required for purposes of marketing the offering in the view of the managing underwriter;
(xii) take no direct or indirect action prohibited by Regulation M under the Exchange Act;
(xiii) cooperate with each selling Sponsor Stockholder covered by the registration statement and each underwriter or agent participating in the disposition of such Shares and their respective counsel in connection with the preparation and filing of applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Shares are or are to be listed, and to the extent required by the rules and regulations of FINRA, retain a Qualified Independent Underwriter acceptable to the managing underwriter;
(xiv) if the Company files an automatic shelf registration statement covering any Shares, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective;
(xv) if the Company does not pay the filing fee covering the Shares at the time an automatic shelf registration statement is filed, pay such fee at such time or times as the Shares are to be sold;

(xvi) if the automatic shelf registration statement has been outstanding for at least three years, at the end of the third year, refile a new automatic shelf registration statement covering the Shares, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the shelf registration statement on Form S-3 or a successor form and, if such form is not available, Form S-1 or a successor form and keep such registration statement effective during the period during which such registration statement is required to be kept effective;
(xvii) if the Company plans to file any automatic shelf registration statement for the benefit of the holders of any of its securities other than the ORCP Stockholders, and the ORCP Stockholders do not request that their Shares be included in such shelf registration statement, the Company agrees that, at the request of the ORCP Stockholders, it will include in such automatic shelf registration statement such disclosures as may be required by Rule 430B under the Securities Act in order to ensure that the ORCP Stockholders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment (and if the Company has filed any automatic shelf registration statement for the benefit of the holders of any of its securities other than the ORCP Stockholders, the Company shall, at the request of the ORCP Stockholders, file any post-effective amendments necessary to include therein all disclosure and language necessary to ensure that the ORCP Stockholders may be added to such Shelf Registration Statement); and
(xviii) with respect to any shelf takedown that is demanded by the ORCP Stockholders or any Other Sponsor Stockholder, use commercially reasonable efforts to take such actions necessary to facilitate such shelf takedown by the ORCP Stockholders or such Other Sponsor Stockholder as soon as possible, and in any event within 72 hours of receipt of notice of any such shelf takedown (but in no event less than two business days after the receipt of such notice) (the “Preparation Period”); provided, that the Company agrees that after such Preparation Period, it shall be prepared to cooperate to use commercially reasonable efforts to facilitate such shelf takedown on any trading day during the following 15 business days without requiring an additional Preparation Period; provided, further, that the ORCP Stockholders or the Other Sponsor Stockholders shall use commercially reasonable efforts to provide the Company with at least five business days’ advanced notice of any intention to submit a notice of request for registration.
(d) Due Diligence. In connection with each registration and offering of Shares to be sold by the Sponsor Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Sponsor Stockholders participating in such offering and underwriters and any counsel or accountant retained by such Sponsor Stockholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.
(e) Information from Stockholders. Each Sponsor Stockholder that holds Shares covered by any registration statement will timely furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Sponsor Stockholder and the proposed distribution by such Sponsor Stockholder of such Shares as the Company may from time to time reasonably request in writing.
3.4 Indemnification.
(a) Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement of Shares held by the Sponsor Stockholders pursuant to the rights granted in this Agreement, the Company will hold harmless the Sponsor Stockholders, any such Sponsor Stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act (collectively, the “Indemnified Parties”), against any losses, claims, actions, damages, liabilities or expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be liable to any such Indemnified Party in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such Indemnified Party furnished to the Company through a written instrument duly executed by such Indemnified Party specifically for use in the preparation thereof.
(b) Indemnification by the Sponsor Stockholders. Each Sponsor Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, its officers, Directors, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act), with respect to Losses (as determined by a final and unappealable judgment, order or decree of a court of competent jurisdiction) arising from (i) any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information specifically regarding such Sponsor Stockholder furnished to the Company through a written instrument duly executed by such Sponsor Stockholder for use in the preparation of such registration statement or amendment or supplement and (ii) compliance by such Sponsor Stockholder with applicable law in effecting the sale or other disposition of the securities covered by such registration statement; provided, that in each case, such obligation shall be limited to the net amount of proceeds received by such Sponsor Stockholder from the sale of Shares pursuant to such registration statement.
(c) Indemnification Procedures. Promptly after receipt by an indemnified party (which shall include any Indemnified Party) of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (such consent not to be unreasonably withheld, delayed or conditioned). No indemnifying party will consent to entry of any judgment or enter into any settlement without the consent of the indemnified party which (x) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (y) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.
(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable Losses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Sponsor Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no Sponsor Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the securities by such Sponsor Stockholder exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.
(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its Subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section III applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.
3.5 Transfer Restrictions.
(a) Except as otherwise permitted in this Agreement, including Section 3.5(a), until the expiration of the lock-up period commencing at the Effective Time and ending on the three-month anniversary of the Effective Time (such period, the “Restricted Period”), the Sponsor Stockholders will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise directly transfer or dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), whether any such transaction described in this clause (i) is to be settled by delivery of Common Stock or any other Lock-Up Securities in cash or otherwise or (ii) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities (other than in connection with the exercise of registration rights under this Agreement), or publicly disclose the intention to do any of the foregoing.
(b) Notwithstanding the foregoing, each Sponsor Stockholder may:
(i) Transfer or otherwise dispose of, directly or indirectly, in whole or in part, such Sponsor Stockholders’ Lock-Up Securities:
(1) to any Permitted Transferees;
(2) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;
(3) by will, other testamentary document or intestacy;
(4) to any member of such Sponsor Stockholder’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);
(5) (A) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests; (B) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act) of the undersigned; or (C) to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned (including where the undersigned is a partnership, to a successor partnership or fund, or any other funds managed by such partnership);
(6) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (1) through (4) above;
(7) if such Sponsor Stockholder is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to or exchange with members, stockholders, partners or equityholders of the Sponsor Stockholder or its Affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as such Sponsor Stockholder or who shares a common investment advisor with such Sponsor Stockholder);
(8) by operation of law, pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to a final order of a court or regulatory agency;
(9) in connection with a sale of such Sponsor Stockholder’s shares of Lock-Up Securities acquired in open market transactions after the Effective Time;
(10) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Exchange Act), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and

13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided, that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, such Sponsor Stockholder’s Lock-Up Securities shall remain subject to the provisions of this Agreement;
(11) pursuant to any succession or similar arrangements entered into with the Company and affiliated professional corporations under which the Company may direct the transfer of Lock-Up Securities held by such Sponsor Stockholder to a transferee designated by the Company;
(12) Transfers to the Company or any of its Subsidiaries or that have been approved in writing by the Unaffiliated Directors; or
(13) in connection with any reclassification or conversion of the Common Stock; provided, that any Common Stock received upon such conversion or reclassification will be subject to the restrictions set forth in this Agreement;
provided, that (A) in the case of any transfer or distribution pursuant to clause (i)(1), (2), (3), (4), (5), (6), (7), (8), (11) or (12), each donee, devisee, transferee or distributee must agree in writing prior to such Transfer or distribution for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) (x) to be bound by the terms of this Agreement and (y) that the transferee shall Transfer the Common Stock so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor; and
(ii) enter into or establish a trading plan that complies with Rule 10b5-1 under the Exchange Act under the Exchange Act for the transfer of Lock-Up Securities, if then permitted by the Company; provided, that such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period.
(c) Any attempted Transfer or other distribution of Common Stock in violation of this Section 3.5 shall be null and void ab initio.
3.6 Rule 144.
If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Sponsor Stockholder, make publicly available such information) and it will take such further action as any ORCP Stockholder may reasonably request, so as to enable such Sponsor Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Sponsor Stockholder, the Company will deliver to such Sponsor Stockholder a written statement as to whether it has complied with such requirements and, if not, the specific requirements with which it did not so comply. Furthermore, the Company shall use its reasonable best efforts to facilitate any sale by a Sponsor Stockholder under Rule 144 under the Securities Act, including delivery of any legal opinions and instruction letters required by the Company’s transfer agent and such other documentation as may be reasonably requested by such Sponsor Stockholder or its broker in connection with such sales.
SECTION IV. PURCHASE AND NOTICE RIGHTS
4.1 Purchase and Notice Rights.
(a) From and after the Effective Time and so long as the ORCP Stockholders Beneficially Own at least fifteen percent (15%) of the outstanding Common Stock, if the Company or any of its Subsidiaries makes any public or non-public offering of any capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or its Subsidiaries or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, or other equity or voting interests in, or equity-linked securities of, the Company or its Subsidiaries (collectively “Equity Securities”)), including, for the purposes of this Section 4.1, warrants, options or other such rights (any such security, a “New Security”) (other than (i) issuances of Equity Securities to Directors, officers, employees, consultants or other agents of the Company, (ii) issuances of Equity Securities pursuant to an employee stock option plan, management incentive plan, restricted stock plan, stock purchase plan or stock ownership plan or similar benefit plan, program or agreement, (iii) issuances made as consideration for any acquisition (by sale, merger in which the Company is the surviving corporation, or otherwise) by the Company of equity in, or assets of, another Person, business unit, division or business, (iv) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, (v) the issuances of shares of equity securities in connection with a bona fide strategic partnership or commercial arrangement with a Person that is not an Affiliate of the Company or any of its Subsidiaries (other than (1) any such strategic partnership or commercial arrangement with a private equity firm or similar financial institution or (2) an issuance the primary purpose of which is the provision of financing), (vi) securities issued pursuant to the conversion, exercise or exchange of Class B Common Stock issued to the ORCP Stockholders, and (vii) shares of a Subsidiary of the Company issued to the Company or a wholly owned Subsidiary of the Company), the Initial ORCP Stockholder and each ORCP Stockholder to which the Initial ORCP Stockholder later Transfers any shares of Class B Common Stock or Class A Common Stock issued upon conversion of Class B Common Stock shall be afforded the opportunity to acquire from the Company such ORCP Stockholder’s Purchase Rights Portion (as defined below) of such New Securities for the same price as that offered to the other purchasers of such New Securities.
(b) Subject to the foregoing proviso in Section 4.1(a), the amount of New Securities that each ORCP Stockholder shall be entitled to purchase in the aggregate shall be determined by multiplying (i) the total number of such offered shares of New Securities by (ii) a fraction, the numerator of which is the number of shares of Common Stock (in the aggregate and on an as converted basis) held by such ORCP Stockholder, as of such date, and the denominator of which is the aggregate number of shares of Common Stock held by all stockholders of the Company (on an as converted basis) outstanding as of such date (the “Purchase Rights Portion”).
(c) If the Company proposes to offer New Securities, it shall give the ORCP Stockholders written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent available, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven business days prior to such issuance (or, in the case of a registered public offering, at least seven business days prior to the commencement of such registered public offering) (provided, that, to the extent the terms of such offering cannot reasonably be provided seven business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance). The Company may provide such notice to the ORCP Stockholders on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, an ORCP Stockholder may notify the Company in writing at any time on or prior to the second business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of such issuance, at any time prior to such issuance) whether such ORCP Stockholder will exercise such purchase rights and as to the amount of New Securities such ORCP Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.1(b). In the case of a registered public offering, any ORCP Stockholder shall notify the Company in writing at any time prior to the second business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether such ORCP Stockholder will exercise such purchase rights and as to the amount of New Securities such ORCP Stockholder desires to purchase, up to the maximum amount calculated pursuant to Section 4.1(b). Such notice to the Company shall constitute a binding commitment by such ORCP Stockholder to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of such ORCP Stockholder to respond prior to the time a response is required pursuant to this Section 4.1(c) shall be deemed to be a waiver of such ORCP Stockholder’s purchase rights under this Section 4.1 only with respect to the offering described in the applicable notice.

(d) Each ORCP Stockholder shall purchase the New Securities that it has elected to purchase under this Section 4.1 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental official or entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational, to consummate such purchase by such ORCP Stockholder); provided, that if such related issuance is prior to the twentieth (20th) business day following the date on which such ORCP Stockholder has notified the Company that it has elected to purchase New Securities pursuant to this Section 4.1, then each ORCP Stockholder shall purchase such New Securities within 20 business days following the date of the related issuance. If the proposed issuance by the Company of securities which gave rise to the exercise by the ORCP Stockholders of its purchase rights pursuant to this Section 4.1 shall be terminated or abandoned by the Company without the issuance of any New Securities, then the purchase rights of the ORCP Stockholders pursuant to this Section 4.1 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the ORCP Stockholders in respect thereof shall be promptly refunded in full.
(e) In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.
(f) In the event that the ORCP Stockholders are not entitled to acquire any New Securities pursuant to this Section 4.1 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the ORCP Stockholders as a result of any such ORCP Stockholder’s status, if applicable, as an Affiliate of the Company or pursuant to the rules and listing standards of the NYSE (including NYSE Listed Company Manual Section 312.03(c)), the Company shall, upon the ORCP Stockholder’s reasonable request delivered to the Company in writing within seven business days following its receipt of the written notice of such issuance to such ORCP Stockholder pursuant to Section 4.1(c), at such ORCP Stockholder’s election, (i) waive the restrictions set forth in Section 4.1 solely to the extent necessary to permit such ORCP Stockholder to acquire such number of New Securities equivalent to its Purchase Rights Portion of such issuance such ORCP Stockholder would have been entitled to purchase had it been entitled to acquire such New Securities pursuant to Section 4.1(a) through (c); (ii) consider and discuss in good faith modifications proposed by such ORCP Stockholder to the terms and conditions of such portion of the New Securities which would otherwise be issued to such ORCP Stockholder such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified; and/or (iii) solely to the extent that stockholder approval is required in connection with the issuance of New Securities to Persons other than the ORCP Stockholders, use reasonable best efforts to seek stockholder approval in respect of the issuance of any New Securities to the ORCP Stockholders.
(g) The election by any ORCP Stockholder to not exercise its purchase rights under this Section 4.1 in any one instance shall not affect its right as to any subsequent proposed issuance.
(h) The Company and the ORCP Stockholders shall cooperate in good faith to facilitate the exercise of the ORCP Stockholders’ rights pursuant to this Section 4.1, including using reasonable best efforts to secure any required approvals or consents.
(i) Notwithstanding the foregoing, in the event that the Company intends to (i) issue any additional shares of Class A Common Stock (or securities convertible thereinto), including any issuances of Class A Common Stock pursuant to an equity compensation plan or upon the conversion of convertible securities or the exercise of warrants or options, or (ii) repurchase any shares of Class A Common Stock (or securities convertible thereinto), including any repurchases of Class A Common Stock (or securities convertible thereinto) pursuant to a share repurchase program established by the Board of Directors, the Company shall provide written notice to the ORCP Stockholders of such intended issuance(s) and repurchase(s) as promptly as practicable, and in no event at least five business days prior to any such issuance or repurchase;

provided, however, that such written notice must only be provided by the Company to the ORCP Stockholders until such time as the ORCP Stockholders inform the Company in writing that they no longer wish to receive written notice of such intended issuance(s) or repurchase(s).
SECTION V. BOARD OF DIRECTORS MATTERS
5.1 Board of Directors.
(a) For so long as a Sponsor Stockholder (other than a Specified Mutual Fund) Beneficially Owns greater than or equal to five percent (5%) of the outstanding Class A Common Stock, such Sponsor Stockholder shall have certain Director nomination rights (each such Sponsor Stockholder, a “Nominating Sponsor Stockholder” and collectively, the “Nominating Sponsor Stockholders”) as described in the Certificate of Incorporation. Any individual nominated by the Nominating Sponsor Stockholders for election to the Board of Directors shall be referred to as a “Sponsor Nominee.”
(b) Each of the Nominating Sponsor Stockholders hereby agrees with the Company (and only with the Company) that during (and only during) the 24-month period following the Effective Time, it will not, and will cause its controlled Affiliates not to, submit a Director nominee for inclusion in the Company’s proxy statement under proxy access or similar rules under the Exchange Act.
(c) If, from time to time, the Sponsor Board Representation Number shall decrease as a result of a decrease in the Beneficial Ownership of Class A Common Stock of a Nominating Sponsor Stockholder, the applicable Sponsor Stockholder shall take all necessary action to cause the applicable number of Sponsor Nominees to promptly (and in any event within five business days) tender his or her resignation to the Board of Directors and all committees thereof. Such resignation or resignations shall be subject to delay at the request of the Unaffiliated Directors. If such resignation or resignations are then accepted by Unaffiliated Directors on behalf of the Board of Directors, the Company shall cause the size of the Board of Directors to be reduced accordingly pursuant to the Certificate of Incorporation. Subject to the immediately foregoing sentences, none of the Sponsor Stockholders shall vote in favor of the removal of any Sponsor Nominee from the Board of Directors without the prior written consent of the applicable Nominating Sponsor Stockholder.
(d) Committees.
(i) In accordance with the Certificate of Incorporation and the bylaws (or equivalent governing documents) of the Company, (1) the Board of Directors shall establish and maintain an audit committee of the Board of Directors, as well as all other committees of the Board of Directors required in accordance with applicable law and stock exchange regulations, and (2) the Board of Directors may from time to time by resolution establish and maintain other committees of the Board of Directors.
(e) Other Board of Directors Matters.
(i) The Company shall reimburse each Sponsor Nominee for all reasonable out-of-pocket expenses incurred in connection with his or her attendance at meetings of the Board of Directors and any committees thereof, including travel, lodging and meal expenses, subject to the Company’s travel and reimbursement policies that are no less favorable than the policies that apply to other Directors. In addition, with respect to any Sponsor Nominee who is not an employee of an ORCP Stockholder, at the request of applicable Nominating Sponsor Stockholder, the Company shall compensate such Sponsor Nominee in an amount and of the type (including as to incentive equity) that is no less favorable than the compensation provided to other Directors.
(ii) The Company shall obtain, for each Director nominated by the Sponsor Stockholders, customary director and officer indemnity insurance on commercially reasonable terms as determined by the Board of Directors and on terms no less favorable than the director and officer indemnity insurance obtained for other Directors.
(iii) In addition to any other indemnification rights that the Directors have pursuant to the certificate of incorporation and the bylaws (or equivalent governing documents) of the Company, each person nominated by the Sponsor Stockholders to serve on the Board of Directors in accordance with this Section 5.1 shall have the right to enter into, and the Company agrees to enter into, an indemnification agreement in a form consistent with indemnification agreements customarily entered into between companies and their independent board members.
(iv) If at any time a Sponsor Nominee serving on the Board of Directors becomes a Competing Director, the applicable Sponsor Stockholder shall take all necessary action to cause such Competing Director to promptly tender his or her resignation to the Board of Directors; provided, that the applicable Nominating Sponsor Stockholders shall have the right to fill the resulting vacancy in accordance with the Certificate of Incorporation, including, in the case of the ORCP Stockholders, on any applicable committee of the Board of Directors, and the Company shall take all necessary action to fill such vacancy with the new Sponsor Nominee in accordance with the Certificate of Incorporation (and, for the avoidance of doubt, such Director seat shall remain vacant until such vacancy is filled in accordance with the Certificate of Incorporation and this Section 5.1(e)(iv)).
(v) For so long as at least one Sponsor Stockholder qualifies as a Nominating Sponsor Stockholder, the Nominating Sponsor Stockholders shall have the right, but not the obligation, to designate a number of members to the board of directors (or similar governing body) of each Subsidiary of the Company that is proportionate (rounded up to the whole Director) to the number of Sponsor Nominees that the Nominating Sponsor Stockholders are entitled to nominate to the Board of Directors pursuant to this Agreement, and the Company shall take such actions as is necessary (including the actions specified elsewhere in this Article V, mutatis mutandis) to effect the appointment of such Persons to such boards of directors (or similar governing bodies).
5.2 Initial Board Matters.
(a) The initial Board of Directors shall consist of the following individuals4:

Sponsor Nominee Directors	Unaffiliated Directors	Mutually Agreed Director
1. C. Dean Metropoulos	1. Robbert Rietbroek	1. To be agreed between the Unaffiliated Directors and the Initial ORCP Stockholder
2. Kurtis Barker	2. Britta Bomhard
3. Michael Cramer	3. Susan E. Cates
4. Tony Lee	4. Eric J. Foss
5. Kimberly Reed	5. Jerry Fowden
6. Joseph Rosenberg	6. Billy D. Prim
7. Allison Spector	7. Steven P. Stanbrook

(b) The initial Chairperson of the Board of Directors shall be Dean Metropoulos, who shall serve as Non-Executive Chair for a period of two years from the Effective Time, or, if he is unable or unwilling to serve, an individual elected by the members of the Board of Directors. The initial Chairperson of the Board of Directors shall perform the duties and have the obligations as set forth on Exhibit B hereto.
(c) The initial Lead Independent Director of the Board of Directors shall be a Director (selected from the Unaffiliated Directors specified in Section 5.2(a) above) mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder prior to the Effective Time, shall meet all applicable SEC and stock exchange independence tests, and shall be elected as the Lead Independent Director by the members of the Board of Directors. The Lead Independent Director may participate in all proceedings of the committees of the Board of Directors. During the 24-month period following the Effective Time, if the initial Lead Independent Director ceases to serve as a Director for any reason (including removal), the Unaffiliated Directors shall have the right
[4]
NTD: Table of initial Directors to be completed prior to Closing (as defined in the Merger Agreement). Primo Water Corporation and Triton Water Parent, Inc. and their respective Boards of Directors shall take all actions necessary so that, as of immediately following the Closing, the number of directors that comprise the full Board of Directors shall be 15, and the Board of Directors shall, immediately following the Closing, consist of (i) seven individuals that are designated by the ORCP Stockholders who meet the criteria set forth in Section 5.1 (b) hereof the (the “ORCP Designees”), (ii) seven individuals that are designated by the Primo Water Corporation Board of Directors (the “Company Designees” and, together with the ORCP Designees, the “Designees”), provided that (A) such Company Designees are reasonably acceptable to the ORCP Stockholders, (B) one of such Company Designees shall be the Company’s CEO, and (C) all but one of the Company Designees qualify as “independent” under the listing standards of the NYSE, and (iii) one individual to be mutually agreed by Primo Water Corporation and the Initial ORCP Stockholder prior to or after the Closing (the “Mutually Agreed Director”); provided that in the event that the Nominating Sponsor Stockholders would be entitled pursuant to Section 5.2(b) to elect eight individuals to the Board of Directors, then the reference to “seven” in clause (i) above shall be replaced with “eight” and clause (iii) hereof (providing for the Mutually Agreed Director) shall cease to apply.

to determine a replacement Lead Independent Director meeting the criteria set forth above, subject to the approval of the Initial ORCP Stockholder so long as the Initial ORCP Stockholder is entitled to appoint at least two Directors (such approval not to be unreasonably withheld, conditioned or delayed). Following such 24-month period following the Effective Time, if the initial Lead Independent Director ceases to serve as a Director for any reason (including removal), the Board of Directors shall have the right to determine a replacement Lead Independent Director meeting the criteria set forth above.
(d) Notwithstanding anything to the contrary in this Agreement, after the Effective Time, the Board of Directors shall establish the following committees, each initially consisting of four members, two of which are to be designated by the Initial ORCP Stockholder and two of which are to be designated by the Unaffiliated Directors, and each of whom qualifies as “independent” under the listing standards of the NYSE: (i) an Audit Committee, which shall be chaired by an individual designated by the Unaffiliated Directors; (ii) a Sustainability Committee, which shall be chaired by an individual designated by the Initial ORCP Stockholder; (iii) a Nominating and Governance Committee, which shall be chaired by an individual designated by the Unaffiliated Directors; and (iv) a Human Resources Committee, which shall be chaired by an individual designated by the Initial ORCP Stockholder; provided, that for so long as the Initial ORCP Stockholder has the right to designate at least half of the members of each committee, each committee of the Board of Directors shall consist of four Directors.
(e) All other committees of the Board of Directors shall initially consist of four Directors, two of which are Unaffiliated Directors and two of which are Sponsor Nominees.
(f) Notwithstanding anything to the contrary in this Agreement, removal or replacement of the chief executive officer or equivalent officer of the Company prior to the first anniversary of the Effective Time shall require approval of two-thirds (66.7%) of the Board of Directors.
5.3 Other Governance Matters.
(a) The Company shall use commercially reasonable efforts to cause its NYSE ticker symbol to be [•].5
(b) The Company shall have dual headquarters located in Tampa, Florida and Stamford, Connecticut, it being agreed that any change to such headquarters shall require the approval of the ORCP Stockholders (but only for so long as the ORCP Stockholders have approval rights pursuant to Section 6.1(a)).
SECTION VI. MATTERS REQUIRING CONSENT
6.1 Matters Requiring Consent.
(a) For so long as the ORCP Stockholders Beneficially Own greater than or equal to 30% of the outstanding Common Stock, neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the actions enumerated in this Section 6.1(a) without the prior written approval of the ORCP Stockholders:
(i) any authorization, creation (by way of reclassification, merger, conversion, consolidation or otherwise) or issuance of Common Stock or other equity securities (or securities convertible thereinto) of the Company or the Company’s Subsidiaries, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company or the Company’s Subsidiaries, other than: (1) issuances to the Company or any of the Company’s wholly owned Subsidiaries; (2) issuances of Common Stock or other equity securities (or securities convertible thereinto) of the Company or the Company’s Subsidiaries not in excess of 3% in the aggregate of such entity’s outstanding equity interests; (3) pursuant to an equity compensation plan either in effect as of the Effective Time or otherwise adopted by the Board of Directors; or (4) upon the conversion of convertible securities or the exercise of warrants or options; provided, that such convertible securities, warrants or options are outstanding as of the Effective Time or issued in compliance with this Section 6.1;
[5]	NTD: To be agreed by the parties.

(ii) entering into, or materially amending, any joint venture or similar business alliance having a fair market value as of the date of formation thereof (as reasonably determined by the Board of Directors) in excess of $200 million;
(iii) entering into, or materially amending, any agreement providing for the acquisition or divestiture of assets or equity securities of any Person, in each case and whether in a single transaction or series of related transactions, providing for aggregate consideration in excess of $200 million;
(iv) declaring or paying any dividend or distribution to the Company’s stockholders (1) on a non-pro rata basis or (2) in excess of $175 million in the aggregate during any fiscal year;
(v) any redemption, repurchase or other acquisition of its equity securities or any declaration thereof, other than (1) the redemption, repurchase or other acquisition of any equity securities of any director, officer, independent contractor or employee of the Company or any of its Subsidiaries in connection with the termination of the employment or services of such director, officer, independent contractor or employee in the ordinary course of business as contemplated by the applicable equity compensation plan or award agreement with respect to such equity securities or (2) the redemption, repurchase or other acquisition of any equity securities of any current or former officer of the Company or any of its Subsidiaries in connection with the recovery of erroneously awarded compensation pursuant to the Company’s compensation recovery policy and in accordance with the rules and regulations of the SEC;
(vi) incurring indebtedness for borrowed money (including through capital leases, incurrence of loans, issuance of debt securities or guarantee of indebtedness of another Person) in such an amount which, after the incurrence thereof, would cause the Company’s total net leverage ratio (as such term or equivalent term is customarily defined) to exceed 3.5x, other than (1) any incurrence under any of the senior note indentures in existence as of the Effective Time and (2) any incurrence made in the ordinary course of business under the Triton Credit Agreements in existence as of the Effective Time;
(vii) amending, modifying, waiving or repealing (whether by merger, consolidation, conversion or otherwise) any provision of this Agreement, the Certificate of Incorporation or the bylaws (or equivalent organizational documents) of the Company or any of its Subsidiaries in a manner that adversely affects (1) any powers, preferences or rights of the ORCP Stockholders (including, for the avoidance of doubt, the advance waiver of corporate opportunities); (2) any rights or protections, or increases the liability (actual or potential) of a Sponsor Nominee; or (3) the Company’s ability to perform under this Agreement or any successor stockholders agreement with the ORCP Stockholders;
(viii) designating a Director to the Board of Directors or to a committee thereof in a manner contrary to the Nominating Sponsor Stockholders’ rights as described in Section the Certificate of Incorporation; and
(ix) entering into of any agreement to do any of the foregoing.
(b) Neither the Company nor any of its Subsidiaries shall take, or be permitted to take, any of the actions enumerated in this Section 6.1(b) without the approval of the Directors constituting two-thirds (66.7%) of the Board of Directors:
(i) any issuance of Common Stock or other Equity Securities, including any designation of the rights (including special voting rights) of one or more classes of preferred stock of the Company or any of its Subsidiaries to a Sponsor Stockholder, other than the ORCP Stockholders pursuant to an exercise of purchase rights in accordance with Section IV hereof;
(ii) entering into or effecting a Change of Control (as defined in any of the senior note indentures in effect on the date hereof) or any similar transaction;
(iii) increasing or decreasing the size of the Board of Directors or the board of directors of any Subsidiary or any committee thereof except in accordance with the Certificate of Incorporation; and
(iv) initiating any voluntary liquidation, dissolution, winding-up, receivership, bankruptcy or other insolvency proceeding involving the Company or any of its Material Subsidiaries.

SECTION VII. MISCELLANEOUS PROVISIONS
7.1 Information and Access Rights.
(a) Available Financial Information. Upon written request, the Company will deliver, or will cause to be delivered, to each Sponsor Stockholder (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock):
(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board of Directors;
(ii) an annual budget, a business plan and financial forecasts for the Company for the fiscal year of the Company (the “Annual Budget”), no later than three business days after the approval thereof by the Board of Directors (but no later than March 31 of such fiscal year), in such manner and form as approved by the Board of Directors, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the Sponsor Stockholders as promptly as practicable after such changes have been approved by the Board of Directors;
(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (1) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (2) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company’s Annual Budget for such year as approved by the Board of Directors (the “Annual Financial Statements”);
(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (1) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (2) a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s Annual Budget then in effect as approved by the Board of Directors, all of the information to be provided pursuant to this Section 7.1(a)(iv) in reasonable detail and certified by the principal financial or accounting officer of the Company.
In addition to the foregoing, the Company covenants and agrees to provide periodic updates to each Sponsor Stockholder during the course of the preparation of the Annual Budget and to keep the Sponsor Stockholders reasonably informed as to its progress, status and the budgeted items set forth therein. Notwithstanding anything to the contrary in Section 7.1(a), the Company’s obligations thereunder shall be deemed satisfied to the extent that such information is provided by (x) providing the financial statements of any wholly owned Subsidiary of the Company to the extent such financial statements reflect the entirety of the operations of the business or (y) in the case of Section 7.1(a)(iii) and Section 7.1(a)(iv), filing such financial statements of the Company or any wholly owned Subsidiary of the Company whose financial statements satisfy the requirements of clause (x), as applicable, with the SEC on the Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) or in such other manner as makes them publicly available. The Company’s obligation to furnish the materials described in Section 7.1(a)(i), Section 7.1(a)(iii) and Section 7.1(a)(iv), shall be satisfied so long as it transmits such materials to the requesting Sponsor Stockholders within the time periods specified therein, notwithstanding that such materials may actually be received after the expiration of such periods.
(b) Other Information. The Company covenants and agrees to deliver to each Sponsor Stockholder, upon written request (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock), with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Sponsor Stockholder. Each such Sponsor Stockholder (until such time as such Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock) shall have access to such other information concerning the Company’s business or financial condition and the Company’s management as may be reasonably requested, including such information as may be necessary to comply with regulatory, tax or other governmental filings.
(c) Access. Until such time as a Sponsor Stockholder Beneficially Owns less than 5% of the outstanding Class A Common Stock, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to (i) afford such Sponsor Stockholder and its officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times to the Company’s and its Subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records from time to time as such Sponsor Stockholder may reasonably request and (ii) afford such Sponsor Stockholder and its officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with its officers from time to time as such Sponsor Stockholder may reasonably request, including a monthly call with the Company’s management, including its Chief Financial Officer, to discuss the financial condition and performance of, and material updates with respect to, the Company and its Subsidiaries.
(d) Certain Tax Matters. Until such time as the Sponsor Stockholders, collectively, Beneficially Own less than 5% of the outstanding Class A Common Stock, the Company shall (and shall cause its Subsidiaries to) reasonably cooperate with the Sponsor Stockholders to provide them with any tax-related information requested by the Sponsor Stockholders, including for this purpose any information reasonably required for the completion of tax and information returns of the Sponsor Stockholders and their respective Affiliates and direct and indirect equity holders (including for this purpose information regarding the estimated earnings and profits of the Company) and the conduct of any tax audit or proceeding relating to the Company and its Subsidiaries. In addition, upon the request of the Sponsor Stockholders, the Company will promptly assess its status as a “United States real property holding corporation” (as such term is used in Section 897 of the Internal Revenue Code of 1986, as amended) (“USRPHC”) and provide a certification that the Company is not a USRPHC (or provide notice of its legal inability to provide such a certification considering the assets directly and indirectly owned by the Company).
7.2 Confidentiality.
Each Sponsor Stockholder agrees that it will keep confidential and will not disclose for any purpose, other than in connection with monitoring its investment in the Company and its Subsidiaries, any confidential information obtained from the Company pursuant to Section 7.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Sponsor Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Sponsor Stockholder without use of the Company’s confidential information or (c) is or has been made known or disclosed to such Sponsor Stockholder by a third party (other than an Affiliate of any Sponsor Stockholder) without a breach of any confidentiality obligations or fiduciary duties such third party may have to the Company that is known to such Sponsor Stockholder; provided, that, a Sponsor Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Sponsor Stockholder as long as such prospective purchaser agrees to be bound by the provisions of this Section 7.2 as if a Sponsor Stockholder, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Sponsor Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided, that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Sponsor Stockholder to be necessary in connection with such Sponsor Stockholder’s enforcement of its rights in connection with this Agreement, or (v) as may otherwise be required by law or legal, judicial or regulatory process.
7.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement on or before the Effective Time is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.
7.4 Access to Agreement; Amendment and Waiver; Actions of the Board of Directors. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Sponsor Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the ORCP Stockholders and the Company (acting with the approval of the Unaffiliated Directors); provided, that any amendment, modification, or waiver to any provision of this Agreement that is materially and disproportionately adverse in any material respect to a Sponsor Stockholder (relative to any other Sponsor Stockholder) shall require the approval of such Sponsor Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the ORCP Stockholders and the Company, at any time hereafter, Permitted Transferees may be made parties hereto, and any such additional parties shall be treated as “Sponsor Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.
7.5 Notices.
All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (so long as the sender thereof has not received a response from the applicable server indicating a delivery failure or delay) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to the Company:

c/o [•]
[•]
Attention: [•]
Email: [•]

With a copy (which shall not constitute notice) to:

c/o [•]
[•]
Attention: [•]
Email: [•]

If to the ORCP Stockholders:

c/o One Rock Capital Management, LLC
45 Rockefeller Plaza, 39th Floor
New York, NY 10111
Attention: General Counsel
Email: gc@onerock.com

With a copy (which shall not constitute notice):

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attention: Alexander B. Johnson, Andrew Elken and Javier Stark
Facsimile: (212) 751-4864
Email: alex.johnson@lw.com, andrew.elken@lw.com and javier.stark@lw.com or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.
7.6 Counterparts. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
7.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.
7.8 Entire Agreement; Termination of Prior Agreements. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof.
7.9 Termination. This Agreement shall remain in effect until (a) terminated automatically (without any action by any party to this Agreement) as to a particular Sponsor Stockholder when such Sponsor Stockholder ceases to Beneficially Own any Shares, (b) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the ORCP Stockholders, or (c) receipt of written notice of termination for all Sponsor Stockholders by the ORCP Stockholders holding a majority of the outstanding Shares of Class A Common Stock held by all Sponsor Stockholders at such time; provided, that, notwithstanding any such termination, Sections 3.4 and 7.2 shall survive any expiration or termination of this Agreement. Termination of this Agreement shall not relieve any party for the breach of any obligations under this Agreement prior to such termination.
7.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.
7.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession. Except with respect to the Indemnified Parties pursuant to Section 3.4, the parties hereby agree that their respective rights set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.
7.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.
(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if the Chancery Court of the State of Delaware lacks jurisdiction, the United States District Court for the District of Delaware or the Superior Court of the State of Delaware (Complex Commercial Division) to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Wilmington, Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 7.5. Each of the parties hereto agrees that its or his or her submission to jurisdiction and its or his or her consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section 7.12(a) shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.
(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.
(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 7.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 7.12 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
7.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Sponsor Stockholders and their respective Affiliates permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials.
7.14 Regulatory Matters. The Company shall and shall cause its Subsidiaries to keep the Sponsor Stockholders reasonably informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or material regulatory investigation or action involving the Company or any of its Subsidiaries, so that the Sponsor Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.
7.15 No Inconsistent Agreements; Most Favored Nations. The Company shall not enter into any agreement or side letter with, or grant any proxy to, any other Person that conflicts with the provisions of this Agreement. In the event that the Company desires to enter into any agreement with any Person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than or senior to the registration or other rights granted to the ORCP Stockholders hereunder, then (i) the Company shall provide prior written notice thereof to the ORCP Stockholders and (ii) upon execution by the Company of such other agreement, the terms and conditions of this Agreement shall be, without any further action by the ORCP Stockholders or the Company, automatically amended and modified in an economically and legally equivalent manner such that the ORCP Stockholders shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such other agreement; provided, that, upon written notice to the Company at any time, any ORCP Stockholder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to such ORCP Stockholder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to such ORCP Stockholder.
7.16 In-Kind Distributions. If any of the Sponsor Stockholders (and/or any of their Affiliates) seeks to effectuate an in-kind distribution of all or part of its Shares to its respective direct or indirect equity holders, the Company will, subject to any applicable lockups, work with the foregoing Persons to facilitate such in-kind distribution in the manner reasonably requested and consistent with the Company’s obligations under the Securities Act.
7.17 Recapitalization Transactions. If at any time or from time to time there is any change in the capital structure of the Company by way of share split, share dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by other means, appropriate adjustments will be made in the provision hereof so that the rights and privileges granted hereby will continue with the same effect as contemplated by this Agreement prior to such event.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties are signing this Stockholders Agreement as of the date first set forth above.

[NEW US HOLDCO][6]

By:
Name:
Title:

INITIAL ORCP STOCKHOLDER

TRITON WATER PARENT HOLDINGS, LP

By:
Name:
Title:

[Signature Page to Stockholders’ Agreement]
[6]	NTD: Signatories to be confirmed.

EXHIBIT A

Joinder Agreement
By execution of this signature page, [            ] hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement, dated as of [•], by and among [•][, and certain other parties named therein,]7 as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

[NAME]

By:
Name:
Title:

[7]	NTD: To be updated.

EXHIBIT B

Role of Initial Chairperson
The Company’s Board of Directors will include a Non-Executive Chair, initially Dean Metropoulos. Mr. Metropoulos will participate in the initial investor presentation to Primo Water Corporation shareholders and consult with the Lead Independent Director to set and schedule the agenda of the meetings of the Board of Directors. The Non-Executive Chair role will follow customary parameters for a non-employee director, description of which is included below. The Non-Executive Chair may participate in all proceedings of the committees of the Board of Directors. The initial Non-Executive Chair shall be designated by the Initial ORCP Stockholder as one of its two designees for the Nominating and Governance Committee (the “Governance Committee”) and the Human Resources Committee, in addition to other committees assigned by the Board of Directors, during the two-year term referenced in Section 5.2(b); provided that in the event the initial Non-Executive Chair is not qualified to serve on the applicable committee under applicable law and stock exchange listing standards, the ORCP Stockholders shall designate a different Sponsor Nominee to serve on such committee or committees.
The expectation is that the initial Non-Executive Chair will serve for two years in the Non-Executive Chair role, during which time the compensation will be commensurate with the current Primo Water Corporation role or market-based levels for companies of similar size.
The combined Company will adhere to current Primo Water Corporation policies applicable to members of the Board of Directors, including any share ownership guidelines, non-employee director compensation policies, insider trading and reporting policies, corporate governance guidelines, etc.
While in office, the initial Non-Executive Chair’s equity interest will be held, directly or indirectly, through the Initial ORCP Stockholder and subject to the same restrictions on transfer as apply to the Initial ORCP Stockholder, other than any equity interests purchased by, or granted to, the initial Non-Executive Chair directly. While in office, the initial Non-Executive Chair may not divest any Company equity he holds in a manner that would be reportable under applicable securities laws.
Because the role is an outside director role, neither the initial Non-Executive Chair nor his related persons and entities would be involved in day-to-day Company business as employees, consultants, independent contractors or otherwise; provided, that the initial Non-Executive Chair shall participate and represent the Board of Directors and the Company in certain communications with stockholders and other stakeholders.
The successor Non-Executive Chair will be chosen by an ad hoc committee of six directors, comprising three Unaffiliated Directors chosen by all Unaffiliated Directors and three Sponsor Nominees chosen by all Sponsor Nominees.
Non-Executive Chair Role Description:
•	Provides leadership to the Board of Directors
•	Provides support and advice to the chief executive officer (“CEO”)
•	Per the Company’s bylaws, holds the non-exclusive authority to call meetings of the Board of Directors and meetings of the independent Directors
•	Presides over:
○	Meetings of the Board of Directors,
○	Executive sessions of the independent Directors without management present, and
○	Annual and special meetings of stockholders
•	Briefs the CEO on issues and concerns arising in the executive sessions of the Board
•	Helps enable access to information to help the Board to monitor the Company’s performance and the performance of management
•	Facilitates communication between and among the independent directors and management
•	Coordinates periodic Board input and review of management’s strategic plan for the Company

•	Organizes the work of the Board
○	In consultation with Lead Independent Director, establishes the annual schedule of the meetings of the Board of Directors
○	In consultation with Lead Independent Director, sets the agendas for all meetings of the Board of Directors
•	Works with the Chair of the Governance Committee with respect to:
○	the recruitment, selection and orientation of new members of the Board of Directors and committee composition; and the annual self-assessment and evaluation processes of the Board of Directors
•	Oversees the Human Resource Committee’s development of appropriate objectives for the CEO and monitors the CEO’s performance
•	Coordinates and chairs the annual performance review of the CEO performed by the Board of Directors and communicates results to the CEO
•	Leads the review of the succession plan for the CEO and other key senior executives by the Board of Directors
•	Attends and may participate in all Committee meetings ex officio and serves as a member of the Governance Committee, Human Resources Committee and such other Committees as assigned by the
Board of Directors